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                                                                    EXHIBIT 10.1

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                     AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of August 7, 1996

                                     among

                              BJ SERVICES COMPANY,
                          BJ SERVICES COMPANY, U.S.A.,
                        BJ SERVICE INTERNATIONAL, INC.,
                        BJ SERVICES COMPANY MIDDLE EAST,
                            NOWSCO WELL SERVICE LTD.

                         THE OTHER SUBSIDIARY BORROWERS
                       FROM TIME TO TIME PARTIES HERETO,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                        Individually, as U.S. Agent, as
             Letter of Credit Issuing Bank and as Swing Loan Bank,

                            BANK OF AMERICA CANADA,
                      Individually, and as Canadian Agent,

                           THE CHASE MANHATTAN BANK,
                     Individually, and as Senior Co-Agent,

                               BANK OF MONTREAL,
                             ROYAL BANK OF CANADA,
                        TORONTO DOMINION (TEXAS), INC.,
                      CREDIT LYONNAIS NEW YORK BRANCH, and
                WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                      each Individually, and as Co-Agent,

                                      and

                THE OTHER FINANCIAL INSTITUTIONS PARTIES HERETO

                            - - - - - - - - - - - -

                                  Arranged by

                              BA SECURITIES, INC.
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                     AMENDED AND RESTATED CREDIT AGREEMENT


      This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August 7, 1996 (together with all amendments, renewals, extensions and other modifications, if any, from time to time, this "Agreement"), among BJ SERVICES COMPANY, a Delaware corporation (the "Company"), BJ SERVICES COMPANY, U.S.A., a Delaware corporation and a Wholly-Owned Subsidiary of the Company ("BJ-USA"), BJ SERVICE INTERNATIONAL, INC., a Delaware corporation and a Wholly-Owned Subsidiary of the Company ("BJ-International"), BJ SERVICES COMPANY MIDDLE EAST, a Delaware corporation and a Wholly-Owned Subsidiary of the Company ("BJ-Middle East"), NOWSCO WELL SERVICE LTD., an Alberta, Canada corporation and a Wholly-Owned Subsidiary of the Company ("BJ-Canada" or the "Canadian Borrower"), the other Subsidiary Borrowers (as defined below) from time to time parties to this Agreement (the Company, BJ-USA, BJ-International, BJ-Middle East, BJ-Canada and the other Subsidiary Borrowers are individually referred to herein as a "Borrower" and collectively as the "Borrowers"), the several financial institutions from time to time parties to this Agreement (collectively, the "Banks"; individually, a "Bank"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as letter of credit issuing bank and swing loan bank, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the U.S. Banks, BANK OF AMERICA CANADA, as agent for the Canadian Banks, THE CHASE MANHATTAN BANK, as senior co-agent for the Banks, and BANK OF MONTREAL, ROYAL BANK OF CANADA, TORONTO DOMINION (TEXAS), INC., CREDIT LYONNAIS NEW YORK BRANCH and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as co-agents for the Banks.

      WHEREAS, the Borrowers (or in the case of BJ-Canada, its predecessor in interest), certain of the Banks, the Swing Loan Bank, the Issuing Bank, the U.S. Agent and the Canadian Agent have entered into that certain Credit Agreement, dated as of June 10, 1996, and that certain First Amendment to Credit Agreement, dated as of July 23, 1996 (as so amended, the "Existing Credit Agreement"), pursuant to which the U.S. Banks agreed to make available to the U.S. Borrower a term loan, a bridge loan and a revolving credit facility with letter of credit and swingline subfacilities (collectively, the "Existing U.S. Loans") and the Canadian Banks agreed to make available to the Canadian Borrower a term loan in the form of "Bankers' Acceptances" (hereinafter defined) or "Prime Rate Loans" (hereinafter defined) (collectively, the "Existing Canadian Loans" and, together with the Existing U.S. Loans, the "Existing Loans"), upon the terms and conditions set forth therein;

      WHEREAS, the Borrowers have requested that the Banks, the Swing Loan Bank, the Issuing Bank, the U.S. Agent and the Canadian Agent restructure the Existing Loans and other indebtedness, obligations and liabilities incurred by the Borrowers to the Banks pursuant to the Existing Credit Agreement;





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      WHEREAS, the Banks, the Swing Loan Bank, the Issuing Bank, the U.S. Agent
and the Canadian Agent have agreed to restructure the Existing Loans and other indebtedness, obligations and liabilities incurred by the Borrowers pursuant to the Existing Credit Agreement;

      WHEREAS, the U.S. Banks have agreed to make available to the U.S. Borrowers a term loan and a revolving credit facility with letter of credit and swingline subfacilities upon the terms and conditions set forth in this Agreement;

      WHEREAS, the Canadian Banks have agreed to make available to the Canadian Borrower a term loan in the form of "Bankers' Acceptances" (hereinafter defined) or "Prime Rate Loans" (hereinafter defined) upon the terms and conditions set forth in this Agreement;

      WHEREAS, any Existing Loans outstanding under the Existing Credit Agreement on the Closing Date bearing interest at a LIBOR Offshore Rate or outstanding Bankers' Acceptances shall be deemed continued as a Loan under this Agreement at such LIBOR Offshore Rate or as a Bankers' Acceptance, in each case for the interest period applicable thereto under the Existing Credit Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby amend the Existing Credit Agreement and restate the Existing Credit Agreement in its entirety as follows:


                                   ARTICLE I

                                  DEFINITIONS


      1.01 Certain Defined Terms. The following terms have the following meanings:

             "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of the acquiree's board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquirer the power to direct or cause the direction of the management and policies of the acquiree, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or a Subsidiary of the Company is the surviving entity.





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             "Affected Bank" means a Bank to whom a Borrower is required to make a payment pursuant to Section 4.01, 4.02 or 4.03.

             "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

             "Agent" means, as applicable, either the U.S. Agent or the Canadian Agent and "Agents" mean the U.S. Agent and the Canadian Agent.

             "Agent-Related Person" means each of the U.S. Agent, the Canadian Agent, the Arranger, the Swing Loan Bank and the Issuing Bank and each of their respective officers, directors, employees, agents and attorneys-in-fact.

             "Agent's Payment Office" means the address for payments set forth on Schedule 11.03 in relation to the U.S. Agent or the Canadian Agent, as the case may be, or such other address as such Agent may from time to time specify pursuant to Section 11.03.

             "Agreement" means this Amended and Restated Credit Agreement, as it may be amended, supplemented, renewed, extended or otherwise modified from time to time.

             "Applicable Margin" means, with respect to LIBOR Offshore Rate Loans, Prime Rate Loans, Base Rate Loans and Bankers' Acceptances, the specified percent per annum set forth in Section 2.02 of this Agreement.

             "Arranger" means BA Securities, Inc., a Delaware corporation.

             "Assignee" has the meaning specified in subsection 11.09(a).

             "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

             "BA Reference Bank" means Bank of America Canada.





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             "BA Reference Proceeds" means, with respect to any Bankers'
Acceptance, funds in an amount calculated on the applicable Borrowing Date equal to the product of (x) the face amount of such Bankers' Acceptance times
(y) the price (rounded to the nearest fifth decimal place) thereof; where the price thereof is calculated as follows:

                                 1
                   --------------------------------
                         (                    Term)
                   1  +  (BA Reference Rate x ----)
                         (                    365 )


where Term is the term in days of such Bankers' Acceptance.

             "BA Reference Rate" means, relative to any term for any Bankers' Acceptance, the rate per annum equal to the rate per annum (rounded upwards to the nearest multiple of 1/100 of 1% and expressed as a decimal) calculated on the basis of a year of 365 days and determined by the Canadian Agent in accordance with normal market practice at or about 10:00 a.m. (Toronto, Canada time) as being the discount rate announced by the BA Reference Bank one Business Day prior to the applicable Borrowing Date, for the creation of bankers' acceptances having a comparable face amount and term to the face amount and term of such Bankers' Acceptance.

             "BA Rollover Notice" has the meaning specified in Section 2.03(d)(ii).

             "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include Bank of America NT & SA, including in its capacity as Swing Loan Bank and its capacity as Issuing Bank; for purposes of clarification only, to the extent that Bank of America NT & SA may have any rights or obligations in addition to those of the Banks due to its status as Swing Loan Bank or as Issuing Bank, its status as such will be specifically referenced.

             "Bankers' Acceptance" and "BA" each means a non-interest bearing bill of exchange payable in Canadian Dollars having a term no less than 30 days nor more than 180 days, or such other term mutually acceptable to the Canadian Borrower, the Canadian Agent and the Canadian Banks, and maturing on a Business Day drawn by the Canadian Borrower and accepted by a Canadian Bank, pursuant to this Agreement as evidenced by a Canadian Bank's endorsement thereof at the direction of the Canadian Borrower, in the form of bankers' acceptance prescribed by the Canadian Agent.

             "Bankers' Acceptance Fee" means, on any date and with respect to any Bankers' Acceptance for any term, a fee, in an amount equal to the product of (x) the face amount of such Bankers' Acceptance times (y) the Applicable Margin times (z) a fraction, the numerator of which is the term (in days) of such Bankers' Acceptance and the denominator of which is 365 or 366, if applicable.





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             "Bank of America Canada" means Bank of America Canada, a bank chartered under and referred to in Schedule II of the Bank Act (Canada).

             "Bank of America NT & SA" means Bank of America National Trust and Savings Association, a national banking association.

             "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

             "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest per annum in effect for such day as publicly announced from time to time by Bank of America NT & SA in San Francisco, California, as its "reference rate." (The "reference rate" is a per annum rate set by Bank of America NT & SA based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by Bank of America NT & SA shall take effect at the opening of business on the day specified in the public announcement of such change.

             "Base Rate Loan" means a U.S. Term Loan, a Revolving Loan, a Swing Loan or a Letter of Credit Advance, that bears interest based on the Base Rate.

             "BJ-Canada" has the meaning specified in the introductory clause hereto.

             "BJ-International" has the meaning specified in the introductory clause hereto.

             "BJ-Middle East" has the meaning specified in the introductory clause hereto.

             "BJ Note Agreements" means the two Note Agreements, each dated August 1, 1991, one being by and among the Company, BJ Services Company U.S.A., BJ Service International, Inc., BJ Services Company Middle East (collectively, the "BJ Note Debtors") and Connecticut Mutual Life Insurance Company, and the other being by and between the BJ Note Debtors and Principal Mutual Life Insurance Company, collectively providing for the issuance of $30,000,000 of 9.2% Senior Notes due August 1, 1998, each as amended by an Amendment to Note Agreement dated as of September 30, 1992, by a Second Amendment to Note Agreement dated as of September 19, 1995 and by a Third Amendment executed as of February 13, 1996 to be effective as of September 19, 1995.

             "BJ Notes" means the 9.2% Senior Notes issued by the Company and certain of its Subsidiaries pursuant to the BJ Note Agreements.

             "BJ-USA" has the meaning specified in the introductory clause hereto.





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             "Borrower" and "Borrowers" have the meaning specified in the introductory clause hereto.

             "Borrowing" means a borrowing hereunder consisting of Revolving Loans, Swing Loans, or Term Loans of the same Interest Rate Type made to the Borrowers on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans and Canadian Term Loans, having the same Interest Period.

             "Borrowing Date" means any date on which a Borrowing occurs under
Article II.

             "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas, New York, New York, or San Francisco, California (with respect to U.S. Borrowings) or Toronto, Ontario or Calgary, Alberta (with respect to Canadian Borrowings) are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

             "Canadian Agent" means Bank of America Canada in its capacity as agent for the Canadian Banks hereunder, and any successor agent arising under
Section 10.09.

             "Canadian Banks" means the Banks chartered under the Bank Act (Canada) and identified in Schedule 1.01-2 and any successors or assigns thereof permitted pursuant to Section 11.09.

             "Canadian Borrower" has the meaning specified in the introductory clause hereto.

             "Canadian Borrowing" means an availment by the Canadian Borrower by way of (i) a Bankers' Acceptance, or (ii) a Prime Rate Loan, or any combination of the borrowings described in the foregoing clauses (i) and (ii), as the case may be.

             "Canadian Dollars" and "C$" each mean lawful money of Canada.

             "Canadian Term Commitments" means the commitments of the Canadian Banks to make Canadian Borrowings pursuant to subsection 2.01(a) in a maximum aggregate amount not to exceed the amount of C$320,000,000, subject to reduction pursuant to Sections 2.06 and 2.09 of this Agreement and expiration pursuant to subsection 2.01(a)(ii).

             "Canadian Term Loan" has the meaning specified in subsection 2.01(a). Canadian Term Loans include Canadian Term Loans made, and the Existing Loans deemed continued as term loans, on the Closing Date and other Canadian Term Loans made during the remainder of the Term Loan Availability Period.





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             "Capital Adequacy Regulation" has the meaning specified in Section
4.03.

             "Capital Lease" means a capital lease as determined in accordance with GAAP.

             "Capitalization Ratio" means, at any time, the ratio of Consolidated Funded Indebtedness to Consolidated Total Capitalization.

             "Cash Equivalents" means: (a) securities issued or fully guaranteed or insured by the United States Government or the Canadian Government or any agency thereof and backed by the full faith and credit of the United States or Canadian Governments, respectively, having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than twelve (12) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) whose long term securities are rated at least A (or then equivalent grade) by S&P and A2 (or then equivalent grade) by Moody's; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than twelve (12) months; (d) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than twelve (12) months from the date of acquisition issued by any Canadian commercial bank or any branch or agency of a non-Canadian commercial bank licensed to conduct business in Canada having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) whose long term securities are rated at least A (or then equivalent grade) by DBRS and A (or then equivalent grade) by CBRS;
(e) commercial paper of an issuer rated at least R-1 (Low) by DBRS or A1 by CBRS and in either case having a tenor of not more than twelve (12) months; and
(f) debt securities which are registered under the Securities Act of 1933, as amended (the "Securities Act") (and not "restricted securities" in the Company's hands as defined in Rule 144 under the Securities Act), traded on a national securities exchange and issued by a corporation duly incorporated under the laws of a state of the United States, provided, however, that such debt securities are rated A2 by Moody's and A or better by S&P, and such debt securities have a maturity not in excess of twelve (12) months from the date of creation thereof.

             "CBRS" means C.B.R.S. Inc. carrying on business as "Canadian Bond Rating Service," and its successors.

             "Change of Control" means (a) purchase or acquisition, directly or indirectly, by any "person" or "group" within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (a "Group"), of "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of the Company which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than fifty percent (50%) of the





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combined voting power of the Company's securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; or (b) a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group (other than to another Subsidiary Borrower(s)); or (c) the liquidation or dissolution of the Company; or (d) the first day on which a majority of the Board of Directors of the Company are not Continuing Directors (as herein defined). As herein defined, "Continuing Directors" means any member of the Board of Directors of the Company who (x) is a member of such Board of Directors as of the date of this Agreement or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

             "Circular" means the Circular in connection with the Offer dated April 12, 1996 by BJ Canada as amended through and including June 3, 1996 by amendments dated May 17, 1996, May 27, 1996 and June 3, 1996.

             "Closing Date" means the date and time at which all conditions precedent set forth in Sections 5.01, 5.02 and 5.05 with respect to the obligation of each Bank to make its initial Credit Extension and the obligation of the Issuing Bank to issue the first Letter of Credit are satisfied or waived by all Banks (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment).

             "Closing Date Pricing Certificate" has the meaning specified in
Section 5.01(g).

             "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

             "Commitment" means, for each Bank, the sum of its Pro Rata Share of the Revolving Commitments, its Pro Rata Share of the Canadian Term Commitments and its Pro Rata Share of the U.S. Term Commitments, as the same may be reduced pursuant to the terms hereof or as a result of one or more assignments under Section 11.09.

             "Commitment Fee" has the meaning specified in subsection 2.11(b).

             "Commitment Fee Percentage" means the specified percent per annum set forth in the pricing chart set forth in Section 2.02.

             "Company" has the meaning specified in the introductory clause hereto.

             "Compliance Certificate" means a certificate substantially in the form of Exhibit "C".





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             "Consolidated EBIT" means, for the relevant period, the sum of:
(a) the Consolidated Net Income for such period, (b) Consolidated Interest Expense and (c) all taxes measured by income to the extent included in the determination of such Consolidated Net Income; provided, however, that Consolidated Net Income shall be computed for the purposes of this definition without regard to non-cash write-ups and write-downs, and without giving effect to extraordinary losses or extraordinary gains for such period.

             "Consolidated EBITDA" means, for the relevant period, Consolidated EBIT plus all amounts treated as expenses for depreciation and the amortization of intangibles of any kind for such period to the extent included in the determination of such Consolidated Net Income for the relevant period.

             "Consolidated Funded Indebtedness" means, for the Company and its Consolidated Subsidiaries, at any time, without duplication, the sum of: (a) liability for borrowed money or for the deferred purchase price of property or services, (b) obligations under leases which in accordance with GAAP should be recorded as Capital Leases, and (c) all Redeemable Preferred Stock, valued at the applicable redemption price.

             "Consolidated Interest Expense" means, for the relevant period, for the Company and its Consolidated Subsidiaries, without duplication, the sum of: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period and including fees payable in respect of letters of credit and fees and discounts payable or incurred in respect of bankers' acceptances), (b) the net amount payable (or minus the net amount receivable) under all Swap Contracts during such period (whether or not actually paid or received during such period), and (c) all dividends paid, declared or otherwise accrued in respect of preferred stock, minus (d) interest income.

             "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Consolidated Subsidiaries for such period taken as a single accounting period determined in accordance with GAAP.

             "Consolidated Net Worth" means, at any date, an amount equal to the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries determined in accordance with GAAP determined as of such date, excluding any Redeemable Preferred Stock.

             "Consolidated Subsidiary" means, at any date, any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

             "Consolidated Total Capitalization" means, at any time, the sum of
(a) Consolidated Funded Indebtedness and (b) Consolidated Net Worth.





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
             "Contingent Obligation" means, as to any Person, without duplication, any direct or indirect liability of that Person, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit or any Bankers' Acceptance) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; provided, however, that "Contingent Obligations" shall not include (i) bid and performance bonds incurred in the ordinary course of business of the Company or any Subsidiary, or (ii) any liabilities or obligations (whether previously contingent, unliquidated or otherwise) which have been accrued or reserved for and would be shown on the Company's consolidated balance sheet for the relevant period in which such reserve and concomitant accrual were effected. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

             "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

             "Conversion/Continuation Date" means any date on which, under
Section 2.04, a Borrower (a) converts Loans of one Interest Rate Type to another Interest Rate Type, or (b) continues as Loans of the same Interest Rate Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

             "Credit Extension" means and includes (a) the making of any Revolving Loans, Swing Loans or Term Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

             "DBRS" means Dominion Bond Rating Service Limited and its successors.





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
             "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

             "Default Rate" has the meaning specified in subsection
2.10(d)(iii).

             "Disposition" means the sale, lease, conveyance or other disposition of property.

             "Dollars", "dollars" and "$" each mean lawful money of the United States.

             "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

             "Effective Amount" means (a) with respect to any Revolving Loans, U.S. Term Loans and Swing Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans, U.S. Term Loans and Swing Loans occurring on such date; (b) with respect to any outstanding Letter of Credit Obligations on any date, the amount of such Letter of Credit Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements of drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date and (c) with respect to any Canadian Borrowings, means the aggregate outstanding principal amount thereof (or, in the case of Bankers' Acceptances, the full undiscounted face amount thereof) after giving effect to any Borrowings and prepayments or repayments of Canadian Borrowings occurring on such date.

             "Eligible Assignee" has the meaning specified in subsection
11.09(b).

             "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

             "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

             "Equivalent Amount" in one currency (the "first currency") of an amount in another currency (the "other currency") means, as of the date of determination, the amount of the first currency which would be required to purchase such amount of the other currency at the Bank of Canada noon mid-point spot rate on such date of determination (as quoted or published from time to time by the Bank of Canada) or, if such date of determination is not a Business Day, on the

Business Day immediately preceding such date of determination, or at such other rate as may have been agreed to by the Borrower and the Majority Banks.

             "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

             "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

             "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate (other than pursuant to Section 4041(b) of ERISA), the treatment of a Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

             "Eurodollar Reserve Percentage" has the meaning specified in the definition of "LIBOR Offshore Rate".

             "Event of Default" means any of the events or circumstances specified in Section 9.01.

             "Execution Date" means the date this Agreement is executed and delivered by the parties hereto.

             "Existing Credit Agreement" has the meaning specified in the first recital.

             "Existing Canadian Loans" has the meaning specified in the first recital.

             "Existing Loans" has the meaning specified in the first recital.

             "Existing U.S. Loans" has the meaning specified in the first recital.

             "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the U.S. Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the U.S. Agent.

             "Fee Letter" has the meaning specified in subsection 2.11(a).

             "Financial Letter of Credit" has the meaning specified in subsection 3.02(a).

             "Foreign Subsidiary" means, as of any date of determination, a Subsidiary which is incorporated or organized under the laws of any jurisdiction other than the District of Columbia or the United States of America or any state thereof.

             "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

             "Fronting Fees" has the meaning specified in Section 3.07(b).

             "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

             "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

             "Guaranty" means, collectively, the Parent Guaranty and the Subsidiary Guaranties. "Parent Guaranty" means the Guaranty substantially in the form of Exhibit "L" hereto executed by the Company, and "Subsidiary Guaranties" means each of the Guaranties substantially in the form of Exhibit "M" hereto executed by each of the Subsidiary Guarantors, each in favor of the Agents and the Banks, as they may be amended, supplemented or otherwise modified from time to time.

             "Honor Date" has the meaning specified in subsection 3.03(b).

             "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, that Indebtedness shall not include obligations for borrowed money owed to the Company or to any Consolidated Subsidiary by any Consolidated Subsidiary or by the Company.

             "Indemnified Liabilities" has the meaning specified in Section
11.06.

             "Indemnified Person" has the meaning specified in Section 11.06.

             "Insolvency Proceeding" means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada).

             "Intercompany Subordination Agreement" means any Intercompany Subordination Agreement substantially in the form of Exhibit "M" hereto, as it may be amended, supplemented or otherwise modified from time to time.

             "Interest Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense.

             "Interest Payment Date" means, (i) as to any Loan (other than a Base Rate Loan or a Prime Rate Loan), the last day of each Interest Period applicable to such Loan, (ii) with respect to any Bankers' Acceptance, the last day of the term of such Bankers' Acceptance, (iii) as to any Base Rate Loan, the last Business Day of each calendar quarter, (iv) as to any Prime Rate Loan, the last Business Day of each calendar month, and (v) as to any Base Rate Loan or Prime Rate Loan, each date such Loan is converted into another Interest Rate Type of Loan, provided, however, that if any Interest Period for a LIBOR Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

             "Interest Period" means, as to any LIBOR Offshore Rate Loan or Bankers' Acceptance, the period commencing on the Borrowing Date of such LIBOR Offshore Rate Loan or Bankers' Acceptance or on the Conversion/Continuation Date on which the LIBOR Offshore Rate Loan or Bankers' Acceptance, as the case may be, is converted into or continued as a LIBOR Offshore Rate Loan or a Bankers' Acceptance, and ending, in the case of LIBOR Offshore Rate Loans on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/ Continuation and in the case of Bankers' Acceptances ending on the last day of the term selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

provided that:

                      (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                      (ii) any Interest Period pertaining to a LIBOR Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                    (iii) no Interest Period for any Term Loan shall extend beyond the Term Loan Maturity Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

                      (iv) if any Interest Period for any Loan would otherwise end beyond a scheduled principal payment date, then (a) the Interest Period for the principal amount of Loans (if any) that are required to be repaid on such principal payment date shall end on such date and (b) the remainder (if any) of such Loans shall have an Interest Period as set forth above.

             "Interest Rate Type" means, with reference to Loans, a Base Rate Loan, a Prime Rate Loan, a LIBOR Offshore Rate Loan or Bankers' Acceptances.

             "Investment" has the meaning specified in Section 8.04.

             "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

             "Issuance Date" has the meaning specified in subsection 3.01(a).

             "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

             "Issuing Bank" means Bank of America National Trust and Savings Association in its capacity as issuer of one or more Letters of Credit hereunder, together with any successor letter of credit issuer pursuant to
Section 11.09 and any replacement letter of credit issuer.

             "Joint Venture" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person, which is not to be accounted for on a consolidated basis with the Company in accordance with GAAP.

             "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office" or "Canadian Lending Office", as the case may be, on
Schedule 11.03, or such other office or offices as such Bank may from time to time notify the Company and the Agents.

             "Letter of Credit" means any Financial Letter of Credit and any Performance Letter of Credit Issued by the Issuing Bank pursuant to Article III.

             "Letter of Credit Advance" means each U.S. Bank's participation in any Letter of Credit Borrowing in accordance with its Pro Rata Share.

             "Letter of Credit Application" and "Letter of Credit Amendment Application" means an application form for Issuance of, and for amendment of, Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

             "Letter of Credit Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made in accordance with subsection 3.03(b) nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

             "Letter of Credit Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the U.S. Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $40,000,000; provided that the Letter of Credit Commitment is a part of the combined Revolving Commitments, rather than a separate, independent commitment.

             "Letter of Credit Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus
(b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding Letter of Credit Borrowings.

             "Letter of Credit-Related Documents" means the Letters of Credit, the Letter of Credit Applications, the Letter of Credit Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

             "LIBOR Offshore Rate" means, for any Interest Period, with respect to LIBOR Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the U.S. Agent as follows:


      LIBOR Offshore Rate =                        LIBOR
                                ------------------------------------------
                                1.00 - Eurodollar Reserve Percentage

      Where,

             "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any U.S. Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                   "LIBOR" means the rate of interest per annum determined by the U.S. Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rate of interest per annum notified to the U.S. Agent by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a LIBOR

             Offshore Rate Loan by Bank of America NT&SA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                   The LIBOR Offshore Rate shall be adjusted automatically as to all LIBOR Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

             "LIBOR Offshore Rate Loan" means a Loan that bears interest based on the LIBOR Offshore Rate.

             "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not in any event including the interest of a lessor under an Operating Lease.

             "Loan" means a Credit Extension by a Bank to one or more of the Borrowers under Article II or Article III in the form of a Revolving Loan, Swing Loan, U.S. Term Loan, Bankers' Acceptances, Prime Rate Loan or Letter of Credit Advance.

             "Loan Documents" means this Agreement, the Notes, the Bankers' Acceptances, any Guaranty, the Fee Letter, the Letter of Credit-Related Documents, any Intercompany Subordination Agreement and all other documents executed by the Company or any Subsidiary with or in favor of any Agent or any Bank in connection herewith.

             "Majority Banks" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans (other than Swing Loans), or in the case of the Canadian Borrowings, the Equivalent Amount of U.S. Dollars, and the Letter of Credit Obligations, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the Commitments.

             "Margin Stock" means "margin stock" as such term is defined in Regulation U or X of the FRB.

             "Material Adverse Credit Agreement Effect" means (a) a material impairment of the ability of the Company or any Subsidiary to perform its obligations under any Loan Document to which it is a party or (b) a material adverse effect upon the legality, validity, binding effect or enforceability in any material respect against the Company or any Subsidiary of any Loan Document, in either case which occurs after the Execution Date.

             "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole (including Nowsco and its Subsidiaries).

             "Material Subsidiary" means any Subsidiary with assets having a book value equal to or greater than 5% of Consolidated Net Worth as of any time of determination and (ii) any Borrower (other than the Company).

             "Moody's" means Moody's Investors Service, Inc.

             "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

             "Net Proceeds" means, as to any Disposition by a Person, proceeds as and when received by such Person, net of: (a) the direct costs relating to such Disposition excluding amounts payable to such Person, (b) sales, use or other transaction taxes paid or payable by such Person as a direct result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on purchase money Indebtedness secured by a Lien on the asset which is the subject of such Disposition.

             "Note" means a Revolving Note, a Swing Loan Note, a U.S. Term Note or a Prime Rate Note, and "Notes" means the Revolving Notes, the Swing Loan Notes and the Term Notes.

             "Notice of Borrowing" means a notice in substantially the form of Exhibit "A".

             "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit "B".

             "Nowsco" means Nowsco Well Service Ltd., a corporation organized under the laws of Alberta, Canada.

             "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Borrower to any Bank, any Agent, the Issuing Bank, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

             "Offer" means, as applicable, the Offer to: The Holders of Common Shares of Nowsco Well Service Ltd. dated April 12, 1996 made by BJ Canada as amended through and including June 3, 1996 by amendments dated May 17, 1996, May 27, 1996 and June 3, 1996, and includes the Circular.

             "Operating Lease" means an operating lease determined in accordance with GAAP.

             "Organization Documents" means, for any corporation, the certificate or articles of incorporation, or both, the certificate or articles of amalgamation, or both, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, for any partnership, its partnership agreement and for any limited liability company, its limited liability agreement.

             "Other Debt Documents" means the BJ Notes, the BJ Note Agreement, the Western Notes and the Western Note Agreement, and all other documents executed in connection therewith.

             "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

             "Participant" has the meaning specified in subsection 11.09(e).

             "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

             "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which any Borrower or any ERISA Affiliate of a Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

             "Performance Letter of Credit" has the meaning specified in subsection 3.02(a).

             "Permitted Business" has the meaning specified in Section 8.09.

             "Permitted Liens" has the meaning specified in Section 8.01.

             "Person" means an individual, partnership, corporation, limited liability company, joint venture, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

             "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which any Borrower or any ERISA Affiliate of a Borrower sponsors or maintains or to which any Borrower or any ERISA Affiliate of a Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

             "Prime Rate" means on any date, the greater of: (i) a fluctuating rate per annum equal to the rate of interest per annum most recently announced by the Canadian Agent at its Lending Office as the reference rate it will use to determine rates of interest on Canadian Dollar commercial loans made by it to borrowers in Canada and referred to by it as its "prime rate"; and (ii) the rate of interest publicly announced from time to time by the Canadian Agent as its rate in respect of Banker's Acceptances accepted by it having a term of 30 days plus the Application Margin for Banker's Acceptances. Changes in the rate of interest on the Prime Rate Loans will take effect simultaneously with each change in the Prime Rate. The Prime Rate referred to in subclause (i) is a rate per annum set by the Canadian Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

             "Prime Rate Loan" has the meaning specified in subsection 2.01(a). Prime Rate Loans include Prime Rate Loans made on the Closing Date and other Prime Rate Loans made during the remainder of the Term Loan Availability Period.

             "Prime Rate Note" means a promissory note in substantially the form of Exhibit "G-2" hereto, duly executed and delivered to the Canadian Agent by BJ Canada and payable to the order of a Canadian Bank in the amount of its Canadian Term Commitment, including any amendment, modification, renewal or replacement of such promissory note.

             "Pro Rata Share" means, (i) as to any U.S. Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Revolving Commitment divided by the combined Revolving Commitments of all U.S. Banks and (ii) as to any Canadian Bank, or any assignee thereof as contemplated by the last sentence of the first paragraph of subsection 2.01(a)(ii), at any time, the percentage equivalent

(expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Term Commitment divided by the combined Term Commitments.

             "Redeemable Preferred Stock" means preferred stock that has, or is convertible into any security that has, mandatory redemption or repurchase requirements (other than those exercisable solely at the option of the issuer of said stock) on or prior to the Term Loan Maturity Date.

             "Reference Bank" means Bank of America National Trust and Savings Association.

             "Refinancing" means any renewal, extension, renewal and extension, rearrangement, replacement or substitution, modification or other amendment to or of any existing Obligation involving the payment of money; provided that the principal amount secured thereby is not greater than the principal amount outstanding at the time of such Refinancing.

             "Regulation U" and "Regulation X" mean Regulation U and Regulation X, respectively, of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors relating to the subject matter addressed therein.

             "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

             "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

             "Responsible Officer" means the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

             "Restricted Payment" means, as to any Person, any dividend or other distribution of assets (including, without limitation, cash, obligations owing to such Person and securities owned by such Person), properties or rights associated with such assets or properties made by such Person or any Subsidiary of such Person on account of shares of such Person's capital stock, or any partnership interest or similar ownership interest in such Person, or any purchase, retirement, redemption or other acquisition made by such Person or any Subsidiary of such Person of any such capital stock, partnership interest or similar ownership interest or warrants, rights or options evidencing a right to acquire such shares or interests; provided, however, that neither dividends on preferred stock nor redemptions of Redeemable Preferred Stock shall constitute Restricted Payments.

             "Revolving Commitments" means the commitments of the U.S. Banks to make Loans pursuant to subsection 2.01(b) in a maximum aggregate amount not to exceed $325,000,000, as may be reduced pursuant to Section 2.06 or 2.09 of this Agreement.

             "Revolving Loan" has the meaning specified in subsection 2.01(b) of this Agreement and shall include Existing Loans deemed continued as revolving loans on the Closing Date.

             "Revolving Note" means a promissory note in substantially the form of Exhibit "F" hereto, duly executed and delivered to the U.S. Agent by a U.S. Borrower and payable to the order of a Bank in the amount of its Revolving Commitment, including any amendment, modification, renewal or replacement of such promissory note.

             "Revolving Termination Date" means the earlier to occur of: (a) June 30, 2001; and (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

             "Risk Participation Fee-Financial Letter of Credit" and "Risk Participation Fee-Performance Letter of Credit" mean the fees payable pursuant to Section 3.07 of this Agreement, and "Risk Participation Fees" means both such fees.

             "S&P" means Standard & Poor's Corporation.

             "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

             "7% Indenture" means the Indenture dated as of February 1, 1996 by and among the Company, BJ-USA, BJ-International, and BJ-Middle East, and Bank of Montreal Trust Company, as trustee.

             "7% Notes" means the Company's 7% Notes due 2006 issued pursuant to the 7% Indenture of which $125,000,000 aggregate principal amount is outstanding.

             "Solvent" means, as to any Person at any time, that (a) the fair value of all of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

             "Subsidiary" of a Person means any Person of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company. "Subsidiaries" of the Company shall include all Consolidated Subsidiaries (except to the extent otherwise specifically provided herein).

             "Subsidiary Borrower" means each Subsidiary which has executed and delivered this Agreement (including by means of execution and delivery of a Subsidiary Borrower Counterpart) and has satisfied the requirements of Section
5.03 of this Agreement, and its permitted successors and assigns.

             "Subsidiary Borrower Counterpart" means a counterpart in substantially the form of Exhibit "I" hereto.

             "Subsidiary Guarantors" means BJ-USA, BJ-International and BJ-Middle East, and "Subsidiary Guarantor" means a single such Subsidiary Guarantor.

             "Surety Instruments" means all letters of credit (including standby), bankers' acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

             "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

             "Swing Loan" has the meaning specified in Section 2.01(c).

             "Swing Loan Bank" means Bank of America National Trust and Savings Association, its successors and assigns.

             "Swing Loan Commitment" means the commitment of the Swing Loan Bank to make loans from time to time pursuant to subsection 2.01(c) in an aggregate amount not to exceed on any date the amount of $20,000,000 (in minimum increments of $1,000,000), as the same shall be reduced as a result of a reduction in the Swing Loan Commitment pursuant to Section 2.06;

provided that the Swing Loan Commitment is a part of the combined Revolving Commitments, rather than a separate, independent commitment.

             "Swing Loan Note" means a promissory note in substantially the form of Exhibit "H" hereto, duly executed and delivered to the U.S. Agent by a U.S. Borrower and payable to the order of the Swing Loan Bank in the amount of its Swing Loan Commitment, including any amendment, modification, renewal or replacement of such promissory note.

             "Swing Loan Participation Certificate" means a Participation Certificate substantially in the form of Exhibit "J".

             "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings which arise from or are assessed in connection with any payment made hereunder or under any Note or the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, and all liabilities with respect thereto, excluding, in the case of each Bank and each Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income, assets or capital by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or such Agent, as the case may be, is organized or maintains a lending office.

             "Term Commitment" means the commitment of the Canadian Banks to make Term Loans, which commitment shall be denominated in Canadian Dollars until such time, if any, that the Canadian Term Commitment expires, at which time the Term Commitment shall be denominated in Dollars, all as further set forth in subsection 2.01(a).

             "Term Loans" means the term loans made pursuant to subsection 2.01(a), which shall be denominated in Canadian Dollars, or upon the expiration of the Canadian Term Commitments, in accordance with subsection 2.01(a)(ii) (if there shall be any such expiration), Dollars.

             "Term Loan Availability Period" means the period from the Closing Date through December 31, 1996.

             "Term Loan Borrower" means either the U.S. Term Loan Borrower or the Canadian Borrower, as the case may be.

             "Term Loan Maturity Date" means June 30, 2002, except with respect to the Canadian Term Loans which shall mature upon the earlier expiration of the Canadian Term Commitments (if there shall be any such earlier expiration) pursuant to subsection 2.01(a)(ii).

             "Term Note" means either a U.S. Term Note or a Prime Rate Note, as the case may be.

             "Unfunded Pension Liability" means the excess of the actuarial present value of a Pension Plan's benefit liabilities, determined in the manner provided in Section 4041 of ERISA, over the current value of that Pension Plan's assets as reported in Schedule B to the Form 5500 for that Pension Plan.

             "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

             "U.S. Agent" means Bank of America National Trust and Savings Association in its capacity as agent for the U.S. Banks hereunder, and any successor agent arising under Section 10.09.

             "U.S. Bank" means the Banks identified as U.S. Banks on Schedule 1.01-1 and any successors or assigns thereof.

             "U.S. Borrower" means any Borrower other than BJ-Canada.

             "U.S. Borrowing" means any Borrowing which is not a Canadian Borrowing.

             "U.S. Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "U.S. Lending Office" or "Domestic Lending Office," as the case may be, on Schedule 11.03, or such other office or offices as such Bank may from time to time notify the Company and the Agents.

             "U.S. Term Commitments" means the commitments of the Canadian Banks to make Term Loans denominated in Dollars upon the expiration of the Canadian Term Commitment (if there shall be any such expiration) pursuant to subsection 2.01(a)(ii) in a maximum aggregate amount not to exceed the Equivalent Amount in Dollars of the Canadian Term Commitment as in effect immediately prior to such expiration, subject to reduction pursuant to Sections
2.06 and 2.09 of this Agreement.

             "U.S. Term Loan Borrower" means the Company.

             "U.S. Term Loans" has the meaning specified in subsection 2.01(a)(ii).

             "U.S. Term Note" means a promissory note in substantially the form of Exhibit "G-1" hereto, duly executed and delivered to the Canadian Agent by the U.S. Term Loan Borrower and payable to the order of a Canadian Bank in the amount of its U.S. Term Commitment, including any amendment, modification, renewal or replacement of such promissory note.

             "Western Company" means The Western Company of North America, a Delaware corporation.

             "Western Note Agreement" means the Indenture dated as of November 15, 1992 between Western Company and United States Trust Company of New York as Trustee, as amended by First Amendment dated March 2, 1994, and as amended by Supplemental Indenture dated April 13, 1995.

             "Western Notes" means the 12-7/8% Senior Notes due 2002 issued by Western Company pursuant to the Western Note Agreement.

             "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

      1.02 Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, each Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agents merely because of the Agents' or Banks' involvement in their preparation.

      1.03 Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company. References to "consolidated", when it precedes any accounting term, means such term as it would apply to the Company and its Consolidated Subsidiaries on a consolidated basis, determined in accordance with GAAP.

      1.04 Currency References. Unless otherwise specified herein, all dollar amounts expressed herein shall refer to U.S. Dollars. Except as otherwise herein specified, for purposes of calculating compliance with the terms of this Agreement and the other Loan Documents (including for purposes of calculating compliance with the covenants), any other obligation or calculation shall be converted to its Equivalent Amount in U.S. Dollars.


                                   ARTICLE II

                     THE CREDITS AND CERTAIN PRICING TERMS

      2.01   Amounts and Terms of Commitments.

             (a)   The Term Credit.

                   (i) Each Canadian Bank severally agrees, on the terms and conditions set forth herein, to make loans to BJ-Canada (each such loan, a "Canadian Term Loan") during the Term Loan Availability Period in an aggregate amount not to exceed such Bank's Pro Rata Share of the Canadian Term Commitments. BJ-Canada may, at its sole option, elect that the Canadian Term Loans be made to it in the form of a loan in Canadian Dollars bearing interest at the Prime Rate (each such loan, a "Prime Rate Loan"), and/or by the Canadian Banks' accepting and funding Bankers' Acceptances drawn and requested by BJ-Canada with a Borrowing Date and term provided in the relevant Notice of Borrowing and in an aggregate undiscounted face amount equal to such Canadian Bank's Pro Rata Share of the aggregate face amount of all Canadian Borrowings requested to be made on such day by BJ-Canada in the form of Bankers' Acceptances.

                   (ii) The Canadian Term Commitments shall expire on June 9, 1997; provided, however, that the term of the Canadian Term Commitments may be extended by the Canadian Banks, at their sole option, upon the written request of the Company no later than 10 Business Days prior to each such potential expiration date, for successive periods of 364 days each, by notice from the Canadian Agent to the Company no later than 5 Business Days prior to each such potential expiration date. Upon the expiration of the Canadian Term Commitment in accordance with the foregoing sentence, if there shall be any such expiration, (i) BJ-Canada shall immediately, without notice or demand, repay all Canadian Borrowings, (ii) after such repayment, the Term Commitment shall be automatically denominated in Dollars, and as a result thereof, the U.S. Term Commitment shall automatically be established in an amount equal to the Equivalent Amount in Dollars of the Canadian Term Commitment as in effect immediately prior to such expiration, and (iii) on or prior to the date of such expiration and subject to satisfaction of the conditions set forth in Sections 5.04 and 5.05, the U.S. Term Loan Borrower may request a Term Loan in the form of term loans denominated in Dollars (each such loan, a "U.S. Term Loan") from each Canadian Bank, and, subject to the terms and conditions set forth herein, each Canadian Bank severally agrees to make such Loan to the U.S. Term Loan Borrower, in an aggregate amount not to exceed such Bank's Pro Rata Share of the U.S. Term Commitment. In the event that the Canadian Banks elect not to extend the Canadian Term Commitment, each Canadian Bank shall use all reasonable efforts to assign, pursuant to Section 11.09, its U.S. Term Loan to an affiliate of such Canadian Bank prior to or upon the expiration of the Canadian Term Commitment which assignment shall not require the consent of the Company, the Agents, or the Issuing Bank and, notwithstanding anything to the contrary herein contained, such assignee shall be deemed an Eligible Assignee; provided that such assignee is a U.S. resident for tax purposes or such assignee complies with Section 10.10.

             Amounts borrowed as Term Loans which are repaid or prepaid may not be reborrowed. For clarity, the election of the Canadian Borrower to convert or continue a Canadian Borrowing pursuant to Sections 2.03 or 2.04 shall not constitute a repayment or reborrowing thereof.

             (b) The Revolving Credit. Each U.S. Bank severally agrees, on the terms and conditions set forth herein, to make loans to the U.S. Borrowers (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding, such Bank's Pro Rata Share of the Revolving Commitments as set forth in Schedule 2.01; provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans and all outstanding Swing Loans, together with the Effective Amount of all Letter of Credit Obligations, shall not at any time exceed the combined Revolving Commitments; and provided further, that the (i) Effective Amount of any Bank's Revolving Loans, plus (ii) the aggregate principal amount of such Bank's participation in Swing Loans, plus (iii) if such Bank is the Swing Loan Bank, the principal amount of Swing Loans in which other Banks have not participated, plus (iv) the participation of such Bank in the Effective Amount of all Letter of Credit Obligations, shall not at any time exceed such Bank's Revolving Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow Revolving Loans under this subsection 2.01(b), prepay Revolving Loans under Section 2.07 and reborrow Revolving Loans under this subsection 2.01(b).

             (c) Swing Loan Commitment. Subject to the terms and conditions of this Agreement, the Swing Loan Bank agrees to make one or more loans to the U.S. Borrowers (each such loan, a "Swing Loan") from time to time on any Business Day during the period from the

Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed the Swing Loan Commitment; provided, however, that, after giving effect to any Borrowing of Swing Loans, the Effective Amount of all outstanding Revolving Loans and all outstanding Swing Loans, together with the Effective Amount of all Letter of Credit Obligations, shall not at any time exceed the combined Revolving Commitments; and provided further, that the (i) Effective Amount of all outstanding Revolving Loans, plus (ii) the Effective Amount of all outstanding Swing Loans, plus (iii) the Effective Amount of all Letter of Credit Obligations, shall not at any time exceed the combined Revolving Commitments. Within the limits of the Swing Loan Bank's Swing Loan Commitment, and subject to the other terms and conditions hereof, the Company may borrow Swing Loans under this subsection 2.01(c), prepay Swing Loans under Section
2.07 and reborrow Swing Loans under this subsection 2.01(c).

      2.02   Certain Pricing Terms.

             (a) Pricing Based on Capitalization Ratio. The Applicable Margin, the Risk Participation Fees, and the Commitment Fee shall be equal to the specified percent per annum set forth below, in each case based upon the Capitalization Ratio as measured at the end of the preceding fiscal quarter of the Company.

                                 PRICING CHART

=================================================================================================================
                                                           CR           CR             CR             CR
                                                          <35%      greater than   greater than
                                                                    or equal to    or equal to
                                                                        35%            40%         greater than
                                                                        and            and         or equal to
                                                                       <40%          <47.5%          47.5%
- -----------------------------------------------------------------------------------------------------------------
  Applicable Margin (LIBOR)                               .40%         .50%           .625%           .750%
- -----------------------------------------------------------------------------------------------------------------
  Applicable Margin (Base Rate)                           0            0               0               0
- -----------------------------------------------------------------------------------------------------------------
  Applicable Margin (Prime Rate)                          0            0               0               0
- -----------------------------------------------------------------------------------------------------------------
  Applicable Margin (to be multiplied by face
  amount of Bankers' Acceptances)                         .40%         .50%           .625%           .750%
- -----------------------------------------------------------------------------------------------------------------
  Risk Participation Fee-Financial Letter of
  Credit                                                  .30%         .40%           .525%           .650%
- -----------------------------------------------------------------------------------------------------------------
  Risk Participation Fee-Performance Letter of
  Credit                                                  .20%         .25%          .3125%           .375%
- -----------------------------------------------------------------------------------------------------------------
  Commitment Fee Percentage                               .15%         .20%           .225%           .250%
=================================================================================================================

DEFINITION:  "CR" is the abbreviation for Capitalization Ratio.

             (b) Procedure for Adjustments. During the period from the Closing Date through the first day following the Closing Date on which the Agents receive the financial statements required pursuant to Section 7.01(b), for purposes of the pricing chart set forth above, the Capitalization Ratio shall be assumed for interim calculation purposes to be the amount set forth in the Closing Date Pricing Certificate. Thereafter, the Applicable Margin, the Risk Participation Fees and the Commitment Fee shall be calculated in reliance on the financial reports and Compliance Certificate delivered pursuant to Sections 7.01 and 7.02 hereof with respect to the fiscal quarter ending immediately before the fiscal quarter in question (e.g., the financial statements for the first fiscal quarter of a fiscal year are used to determine the Applicable Margin, Risk Participation Fees and Commitment Fee for the second fiscal quarter). Because such financial statements are not required to be delivered until 45 days (or 90 days in the case of annual reports) after the end of a fiscal quarter, the Applicable Margin, Risk Participation Fees and Commitment Fee for each fiscal quarter shall be assumed for interim calculation and collection purposes, until delivery of such financial reports and Compliance Certificate, to be the same as for the immediately preceding fiscal quarter. The Applicable Margin, Risk Participation Fees and Commitment Fee shall be adjusted automatically in accordance with the provisions of subsection 2.02(c) and shall apply to all Loans then outstanding (without regard to the timing of Interest Periods) and as to all Letters of Credit then outstanding, as of the effective date of any change in the Applicable Margin, Risk Participation Fees and Commitment Fee.

             (c)   Quarterly Adjustments.

                (i)       If the financial reports delivered pursuant to
Section 7.01, and the certificate delivered pursuant to subsection 7.02(a) when delivered with respect to any fiscal quarter indicate that the Applicable Margin, Risk Participation Fee or Commitment Fee for any such period should have been higher than the Applicable Margin, Risk Participation Fee or Commitment Fee assumed for such period pursuant to Section 2.02(b) above, and the interest or fee that would have been collected hereunder based upon the actual Applicable Margin, Risk Participation Fee or Commitment Fee exceeds the interest or fee actually collected hereunder, then the Company shall pay an amount equal to such excess Commitment Fee, and the applicable Borrower shall pay an amount equal to such excess Risk Participation Fee and Applicable Margin. The relevant Agent will provide a statement to the Company of such amounts due within five (5) Business Days of the relevant Agent's receipt of such financial reports and certificate, and the Company (and, if applicable, the other Borrower(s)) shall pay such amounts within three (3) Business Days of receipt of such statement; provided that the failure of the relevant Agent to provide any such statement shall not limit or otherwise affect the Company's or any other Borrower's obligations hereunder or under any Note.

               (ii)       If (A) the financial reports delivered pursuant to
Section 7.01 and the certificate delivered pursuant to subsection 7.02(a) when delivered with respect to any fiscal quarter indicate that the Applicable Margin, Risk Participation Fee or Commitment Fee for any such period should have been lower than the Applicable Margin, Risk Participation Fee or Commitment Fee assumed for such period pursuant to the definitions of such terms, and (B) the interest or fee actually collected hereunder exceeds the interest or fee that would have been collected hereunder based upon the actual Applicable Margin, Risk Participation Fee or Commitment Fee, then the relevant Agent shall credit such excess to interest and fees owing hereunder during the calendar quarter when such financial reports and certificate were received. If all such excess is not credited by the end of such calendar quarter, then the relevant Agent shall credit such excess to interest and fees owing hereunder during the next succeeding calendar quarter or if the Company so requests, each Bank, severally, if no Default or Event of Default exists, shall refund to the relevant Agent for distribution to the Company the amount of such excess actually received and not so credited by such Bank.

             (d) Senior Debt Rating. Notwithstanding the foregoing, (i) in the event senior unsecured debt issued by the Company is at any time rated BBB or higher by S&P and Baa2 or higher by Moody's, the Applicable Margin, the Risk Participation Fees and the Commitment Fee shall be determined as if the Capitalization Ratio were < 35% and, in the event senior unsecured debt issued by the Company is at any time rated BBB- by S&P and Baa3 by Moody's, the Applicable Margin, the Risk Participation Fees and the Commitment Fee shall be determined as if the Capitalization Ratio were greater than or equal to 35% and
< 40% unless the Company otherwise qualifies for pricing under the
Capitalization Ratio column of < 35%. The Company agrees to notify the Agents and the Banks if any senior debt issued by the Company is rated BBB- or higher by S&P and Baa3 or higher by Moody's; and thereafter, the Company shall notify the Agents and the Banks immediately if the S&P or the Moody's rating on such senior debt is lowered below such level. Each such notice of changed senior debt rating shall specify the new rating and the effective date thereof, and shall be accompanied by a copy of the announcement issued by S&P or by Moody's, as applicable. Each adjustment of the Applicable Margin, the Risk Participation Fees and the Commitment Fee pursuant to this subsection 2.02(d) shall be made by the U.S. Agent and shall be effective as to all Loans then outstanding (without regard to the timing of Interest Periods) as of the date the changed rating is effective (the "Effective Date"). The U.S. Agent shall not be deemed to have notice of any change in rating unless it receives notice from the Company or a Bank of such rating, together with a copy of the announcement from S&P or Moody's.

      2.03   Procedure for Borrowing.

             (a)   Notice of Borrowing.

                (i) Revolving Loans or Term Loans. Except in connection with the initial Borrowing, each Borrowing of Revolving Loans shall be made upon the irrevocable written notice by any Borrower delivered to the U.S. Agent or, in the case only of Term Loans, to the Canadian Agent in the form of a Notice of Borrowing, which notice must be received by such Agent prior to (x) 9:00 a.m. (San Francisco time) three (3) Business Days prior to the requested Borrowing Date, in the case of LIBOR Offshore Rate Loans, and (y) 11:00 a.m. (San Francisco time) one (1) Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans and Prime Rate Loans, and (z) 11:00 a.m. (Toronto time) two (2) Business Days prior to the requested Borrowing Date in the case of Bankers' Acceptances, specifying: (A) the name of the Borrower; (B) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof (or, in the case only of Canadian Borrowings, Canadian $5,000,000 and Canadian $1,000,000, respectively); (C) the requested

Borrowing Date, which shall be a Business Day; (D) the Interest Rate Type of Loans comprising the Borrowing; and (E) the duration of the Interest Period applicable to any LIBOR Offshore Rate Loans or the term of Bankers' Acceptances, as the case may be, included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Offshore Rate Loans, such Interest Period shall be three months. If the Notice of Borrowing for a Bankers' Acceptance fails to specify the duration of the term of any Bankers' Acceptance, such notice shall be deemed a request for a Prime Rate Loan.

               (ii) Swing Loans. Each Borrowing of Swing Loans shall be made upon the irrevocable written notice by any U.S. Borrower delivered to the U.S. Agent (with a copy to the Swing Loan Bank) in the form of a Notice of Borrowing, which notice must be received by the U.S. Agent and the Swing Loan Bank at or prior to 12:00 Noon (San Francisco time) on the requested Borrowing Date, specifying: (A) the name of the Borrower; (B) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000; and (C) the requested Borrowing Date, which shall be a Business Day. All Swing Loans shall be Base Rate Loans.

             (b)   Funding Mechanics.

                (i) Revolving Loans and Term Loans. Except in connection with the initial Borrowing, (A) the U.S. Agent or the Canadian Agent, as the case may be, will promptly notify each U.S. Bank or Canadian Bank, as the case may be, of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing and (B) each Bank will make the amount of its Pro Rata Share of each Borrowing (in the case of accepted Bankers' Acceptances, the BA Reference Proceeds net of the Bankers' Acceptance Fee payable to such Bank in respect of such Bankers' Acceptance) available to the relevant Agent in the relevant currency for the account of the applicable Borrower, at the relevant Agent's Lending Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested in the Notice of Borrowing in funds immediately available to such Agent. The proceeds of all such Loans will then be made available by such Agent to the Borrower specified in the Notice of Borrowing by wire transfer in accordance with written instructions provided to such Agent by the Borrower of like funds as received by such Agent.

               (ii) Swing Loans. The Swing Loan Bank will make available to the applicable U.S. Borrower at its account at the Swing Loan Bank, on or before close of business on the requested Borrowing Date, in immediately available funds, the proceeds of the Swing Loans being made on such date.

             (c) Interest Rate Periods. After giving effect to any Borrowing, there may not be more than 10 different Interest Periods in effect.

             (d)   Additional Provisions Concerning Bankers' Acceptances.

                   (i) Presentation and Form of Bankers' Acceptances. All drafts presented by BJ Canada to a Canadian Bank for acceptance by such Bank as Bankers' Acceptances pursuant to this Agreement shall be properly executed and drawn by such Borrower. To facilitate the acceptance of Bankers' Acceptances hereunder, such Borrower shall from time to time as required by the Canadian Agent provide to the Canadian Agent (which shall then distribute to each Canadian Bank) an appropriate number of executed drafts drawn in blank by such Borrower in the form prescribed by the Canadian Agent. BJ Canada may, at its option, execute any draft so presented by the facsimile signature or signatures of any one or more designated signing officers of such Borrower, and such Borrower and the Canadian Agent and each of the Canadian Banks are hereby authorized to accept or pay, as the case may be, any draft of such Borrower which purports to bear such facsimile signature or signatures notwithstanding that any such individual has ceased to be a designated signing officer of such Borrower and any such draft or Bankers' Acceptance shall be as valid as if such individual were a designated signing officer of such Borrower at the date of issue of such Bankers' Acceptance. Any such draft or Bankers' Acceptance may be dealt with by the Canadian Agent or any Canadian Bank for all intents and purposes and shall bind such Borrower as if duly signed in the signing officer's own handwriting and issued by such Borrower, and such Borrower and the Company will and hereby do undertake to hold the Canadian Agent and each Canadian Bank harmless against, and to indemnify, and such Borrower and the Company hereby do agree to indemnify, the Canadian Agent and each Canadian Bank from, all losses, costs, damages and expenses arising out of the payment or negotiation of any such draft or Bankers' Acceptance on which a facsimile signature has been wrongly affixed, except to the extent caused by the gross negligence or willful misconduct of the Canadian Agent or such Canadian Bank. No Canadian Bank shall be liable for its failure to accept a Bankers' Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of BJ Canada to provide executed drafts to the Canadian Agent on a timely basis. Without creating any obligation to effect such a purchase, Bankers' Acceptances may be purchased by a Canadian Bank and may be held by it for its own account until maturity or sold by it at any time prior thereto in any relevant market therefore in Canada or elsewhere, in such Bank's sole discretion.

                   (ii) Maturity of Bankers' Acceptances. Each Bankers' Acceptance shall mature on the last day of the term for such Bankers' Acceptance as specified in the relevant Notice of Borrowing (provided no Bankers' Acceptance issued may mature on a date later than the then potential expiration date of the Canadian Term Commitments). The principal amount of a Banker's Acceptance may be paid by the Canadian Borrower at its maturity, or, pursuant to all the other terms and conditions of this Agreement (including without limitation Section 5.05), on the maturity of any Bankers' Acceptances, the Canadian Borrower may make another Canadian Borrowing by way of Bankers' Acceptances by giving the Canadian Agent the appropriate notice under Section 2.04(a) (a "BA Rollover Notice"). The BA Reference Proceeds of the new Bankers' Acceptances, less the Bankers' Acceptance Fees payable in respect of such Bankers'

Acceptances, shall be retained by the Canadian Agent to be applied by it to the payment of the principal amount of the maturing Bankers' Acceptances paid by the Canadian Banks and the Canadian Borrower shall pay to the Canadian Agent on the maturity date of the maturing Bankers' Acceptances an amount equal to the difference between (x) the principal amount at maturity of the maturing Bankers' Acceptances and (y) the BA Reference Proceeds of the replacement Bankers' Acceptances, less the Bankers' Acceptance Fees payable in respect of such Bankers' Acceptances. If the Canadian Borrower fails to pay the principal amount of a maturing Banker's Acceptance or to deliver a BA Rollover Notice, then the maturing Bankers' Acceptances paid by each Canadian Bank shall be deemed, upon such payment, to be converted into a Prime Rate Loan pursuant to
Section 2.03(d)(vi). Anything herein or in any other Loan Document contained to the contrary notwithstanding, Bankers' Acceptances may not be prepaid prior to their respective maturity dates. Each Bankers' Acceptance which form an availment under one Borrowing shall mature on the same Business Day.

                   (iii) Drawdown Procedures; Pro Rata Borrowings by Way of Bankers' Acceptances. The Canadian Agent, promptly following receipt of a Notice of Borrowing from the Canadian Borrower requesting a Canadian Borrowing by way of Bankers' Acceptances, shall (i) advise each Canadian Bank of the aggregate face amount of the Bankers' Acceptances to be accepted by it, (ii) advise each Canadian Bank of the applicable term and maturity date of the Bankers' Acceptances to be accepted (which term and maturity date shall be identical for all such Banks) and (iii) advise each Canadian Bank of the amount to be made available to the Canadian Agent by such Bank in respect to such Bankers' Acceptance. The aggregate of the face amount of Bankers' Acceptances to be accepted by a Canadian Bank on a Borrowing Date shall be the product of such Bank's Pro Rata Share times the aggregate face amount of the Bankers' Acceptances requested by the Canadian Borrower to be accepted on such Borrowing Date except that, if the face amount of a Bankers' Acceptance would not equal C$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Agent in its sole discretion to the nearest whole multiple of C$100,000.

                   (iv)   [Intentionally omitted].

                   (v) Payment of Bankers' Acceptances. Unless the Canadian Borrower shall have given a BA Rollover Notice, on the date of maturity of each Bankers' Acceptance, the Canadian Borrower shall pay to the Canadian Agent for the account of each Canadian Bank which has accepted Bankers' Acceptances the full undiscounted face amount of each Bankers' Acceptance accepted by such Bank with such maturity date.

                   (vi) Deemed Prime Rate Loan On Account of Unpaid Bankers' Acceptances. If the Canadian Borrower shall fail to give a BA Rollover Notice or to pay to the Canadian Agent for the account of any Canadian Bank the aggregate face amount of all Bankers' Acceptances accepted by such Bank upon the maturity date of such Bankers' Acceptances which are not continued or converted as provided for herein, the aggregate amount which the Canadian

Borrower shall have so failed to pay to the Canadian Agent for the account of each such Bank shall be deemed to be a Prime Rate Loan made to the Canadian Borrower by such Bank on such maturity date, and such Bank shall be entitled to all of the covenants and conditions and representations and warranties in favor of each Bank and the Agents contained in this Agreement; provided, however, that if the conditions to Borrowing of a Prime Rate Loan are not satisfied on such maturity date of the relevant Bankers' Acceptance, then the resulting Prime Rate Loan shall be payable on demand and shall accrue interest from the date made until paid in full at the rate set forth in subsection 2.10(d)(iii). Each Canadian Bank shall make such payments to the other Canadian Banks and shall cooperate with the other Canadian Banks and the Agents to ensure that any such amount the Canadian Borrower shall so fail to pay and any out-of-pocket costs and expenses arising in connection therewith are shared by each Canadian Bank pro rata in accordance with each Canadian Bank's Pro Rata Share.

                   (vii) Prohibited Use of Bankers' Acceptances. The Canadian Borrower shall not enter into any agreement or arrangement of any kind with any Person to whom Bankers' Acceptances have been delivered whereby such Borrower undertakes to replace such Bankers' Acceptances on a continuing basis with other Bankers' Acceptances nor will such Borrower directly or indirectly take, use or provide Bankers' Acceptances as security for loans or advances from any other Person.

                   (viii) No Waiver With Respect to Bankers' Acceptances. The Canadian Borrower shall not claim from a Canadian Bank any days of grace for the payment at maturity of any Bankers' Acceptances presented to and accepted by such Canadian Bank pursuant to this Agreement. Further, the Canadian Borrower waives any defense to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by a Canadian Bank in its own right at the maturity thereof.

                   (ix) Degree of Care With Respect to Bankers' Acceptances. Any executed drafts to be used as Bankers' Acceptances which are delivered by the Canadian Borrower to a Canadian Bank or the Canadian Agent shall be held in safekeeping with the same degree of care as if they were the Canadian Bank's or the Canadian Agent's property, as applicable.

                   (x) Indemnity With Respect to Bankers' Acceptances. In addition to, and not by way of limitation of, all other indemnities contained in this Agreement and/or in any other Loan Document, the Canadian Borrower and the Company agree to indemnify and hold each Canadian Bank and the Canadian Agent harmless from any loss or expense with respect to any Bankers' Acceptance dealt with by such Canadian Bank or the Canadian Agent, as the case may be, in accordance with this Agreement, arising from any act by or the failure to act on the part of the Canadian Borrower.

                   (xi) Borrower's Absolute Obligations to Repay Bankers' Acceptances. The obligations of the Canadian Borrower with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, any lack of validity or enforceability of any draft accepted by a Canadian Bank as a Bankers' Acceptance, or the existence of any claim, set-off, defense or other right which such Canadian Borrower may have at any time against the holder of a Bankers' Acceptance, any Canadian Agent or any other Canadian Bank or Person, whether in connection with this Agreement or otherwise.

      2.04   Conversion and Continuation Elections.

             (a) Any Borrower may, upon irrevocable written notice to the applicable Agent in accordance with subsection 2.04(b): (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of LIBOR Offshore Rate Loans, to convert any such Revolving Loans or U.S. Term Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of such other Interest Rate Types;
(ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans or U.S. Term Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof); (iii) in the case of a Bankers' Acceptance, elect as of the day of its maturity, to convert such Bankers' Acceptance into a Prime Rate Loan; (iv) elect, as of the last day of the term of a Bankers' Acceptance to continue such Bankers' Acceptance for a new term of a duration specified in such notice; (v) elect, as of any Business Day, in the case of Prime Rate Loans, to convert such Prime Rate Loans (or any part thereof in an amount not less than Canadian $5,000,000 or that is in an integral multiple of Canadian $1,000,000 in excess thereof) to a Bankers' Acceptance Borrowing; or provided that no such notice shall be effective unless the Canadian Borrower shall have delivered all agreements, documents and other information and all funds required to be delivered upon the issuance of a Bankers' Acceptance; provided, that if at any time the aggregate amount of LIBOR Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrowers to continue such Loans as, and convert such Loans into, LIBOR Offshore Rate Loans, as the case may be, shall terminate. In the absence of delivery of such notice with respect to any Bankers' Acceptance at least two (2) Business Days before the last day of the term with respect thereto, such Bankers' Acceptance shall, on such last day, automatically convert to a Prime Rate Loan to be outstanding to the Canadian Borrower if all conditions for the making of any such Loan are then satisfied. Notwithstanding anything in this paragraph or in this Agreement to the contrary, the Borrower may not (i) convert Loans denominated in U.S. Dollars to Loans denominated in Canadian Dollars or (ii) convert Loans denominated in Canadian Dollars to Loans denominated in U.S. Dollars.

             (b) A Borrower shall deliver a Notice of Conversion/Continuation to be received by the U.S. Agent not later than (i) 9:00 a.m. (San Francisco time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Offshore Rate Loans, and (ii) 11:00 a.m. (San Francisco time) one (1) Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted or continued into Base Rate Loans, and by the Canadian Agent not later than 11:00 a.m., Toronto time, one (1) Business Day in advance of the Conversion/Continuation Date, if the Loans to be converted are Prime Rate Loans or two (2) Business Days in advance of the Conversion/Continuation Date, if the Loans to be converted or continued are Bankers' Acceptances, as the case may be, in each case specifying: (A) the proposed Conversion/Continuation Date; (B) the aggregate amount of Loans to be converted or renewed; (C) the Interest Rate Type of Loans resulting from the proposed conversion or continuation; and (D) in the case of LIBOR Offshore Rate Loans, the duration of the requested Interest Period and with respect to Bankers' Acceptances, the requested term thereof.

             (c) If upon the expiration of any Interest Period applicable to LIBOR Offshore Rate Loans, a U.S. Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such LIBOR Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

             (d) The relevant Agent will promptly notify each applicable Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by any Borrower, the relevant Agent will promptly notify each applicable Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

             (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, no Borrower may elect to have a Loan converted into or continued as a LIBOR Offshore Rate Loan or as Bankers' Acceptances.

             (f) After giving effect to any conversion or continuation of Loans, there may not be more than 10 different Interest Periods in effect.

             (g)   No Swing Loans may be converted to LIBOR Offshore Rate
Loans.

      2.05   Special Provisions for Swing Loans.

             (a)   Banks to Make Revolving Loans.

                (i) The Swing Loan Bank, at any time in its discretion, upon written request to the U.S. Banks through the U.S. Agent (with a copy to the applicable Borrower), may require each Bank (including the Swing Loan Bank) to make a Revolving Loan, subject to the provisions of subsection 2.01(b) hereof, in an amount equal to such Bank's Pro Rata Share of the outstanding Swing Loans. The Swing Loan Bank shall deliver such request to the U.S. Agent prior to 12:00 noon (San Francisco time) on the Business Day next preceding the date (which shall be a Business Day) on which such Revolving Loans are to be made. Promptly upon receipt of any such request, the U.S. Agent shall give notice thereof to the U.S. Banks. Each U.S. Bank shall make available its Pro Rata Share of such Revolving Loans to the U.S. Agent by 11:00 a.m. (San Francisco time) on the requested date for such Revolving Loans. The U.S. Agent shall apply the proceeds of such Revolving Loans to prepay the Swing Loans of the Swing Loan Bank; provided, however, that the U.S. Agent shall be obligated to make the proceeds of such Revolving Loans available only to the extent received by it from the Banks. All Revolving Loans made pursuant to this subsection 2.05(a) shall be Base Rate Loans.

               (ii) In the event the U.S. Agent advances proceeds of any Revolving Loan to the Swing Loan Bank and one or more of the U.S. Banks (other than the Swing Loan Bank) fail to fund all or any portion of such Revolving Loan immediately upon receipt of notice from the U.S. Agent, then (I) such Bank shall pay directly to such Agent the amount thereof together with interest thereon (A) at the Federal Funds Rate, if payment is received by such Agent on or before the third Business Day following the date when due, and (B) at the Default Rate, if payment is received after such third Business Day, and (II) if not paid by such Bank, the Swing Loan Bank will repay directly to such Agent such amount as will equal the amount such other Bank(s) failed to fund, together with interest at a rate equal to the weighted average of the rates on Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published by the Federal Reserve Bank of New York (in Weekly Release 11.15) for the day on which such Bank shall fail to make such payments, or, if such rate is not so published for any such day, the average of the quotations for such day on such transactions received by such Agent from three Federal Funds brokers of recognized standing selected by such Agent, whereupon the Swing Loans will be reinstated pro rata.

             (b)   Participations in Swing Loans.

                (i) If, at any time prior to the making of Revolving Loans pursuant to subsection 2.05(a)(i) hereof, any Event of Default described in subsections 9.01(g) or (h) hereof shall have occurred, each U.S. Bank, on the date such Revolving Loan was to have been made or, if no request for Revolving Loans had been made pursuant to subsection 2.05(a)(i) hereof, promptly upon request by the Swing Loan Bank delivered to the U.S. Agent, shall purchase an undivided participation interest in all outstanding Swing Loans in an amount equal to its Pro Rata Share times the outstanding amount of such Swing Loans. Each U.S. Bank (other than the Swing Loan Bank) will transfer immediately to the U.S. Agent for credit to the Swing Loan Bank, in immediately available funds, the amount of its participation. Upon receipt thereof, the Swing

Loan Bank will deliver to such other Bank a Swing Loan Participation Certificate, dated the date of receipt of such funds and in the amount of such Bank's participation.

               (ii) Whenever, at any time after the Swing Loan Bank has received from any other Bank such other Bank's participating interest in a Swing Loan, the Swing Loan Bank receives any payment on account thereof, the U.S. Agent will distribute to such other Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that any payment received by the Swing Loan Bank is required to be returned, such other Bank will return to the Swing Loan Bank any portion thereof previously distributed to it.

             (c) Acknowledged Privity. Each Borrower expressly agrees that, in respect of each Bank's funded participation interest in any Swing Loan, such Bank shall be deemed to be in privity of contract with the applicable Borrower and have the same rights and remedies against the applicable Borrower under the Loan Documents as if such funded participation interest in such Swing Loan were a Revolving Loan.

             (d) Unconditional Obligation. Each U.S. Bank's obligation to make the Revolving Loans or to purchase participation interests in the Swing Loans as provided in this Section 2.05 shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Loan Bank, any Borrower or any other Person for any reason whatsoever, (B) the existence of any Default or Event of Default at any time, (C) the occurrence of any event or existence of any condition that might have a Material Adverse Effect or a Material Adverse Credit Agreement Effect, or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.06 Voluntary Termination or Reduction of Commitments; Certain Other Terms Applicable to Termination or Reduction.

             (a) The Borrowers may, upon not less than five Business Days' prior notice to the Agents, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount (in the applicable currency) of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans, Swing Loans, Term Loans and Letter of Credit Obligations together would exceed the amount of the combined Commitments then in effect, (ii) the Effective Amount of all Revolving Loans, Swing Loans and Letter of Credit Obligations together would exceed the amount of the combined Revolving Commitments then in effect, (iii) the Effective Amount of all Swing Loans would exceed the Swing Loan Commitment,
(iv) the Effective Amount of all Letter of Credit Obligations then outstanding would exceed the Letter of Credit Commitment, (v) the Effective Amount of all U.S. Term Loans would exceed the

U.S. Term Commitments or (vi) the Effective Amount of all Canadian Term Loans would exceed the Canadian Term Commitments. Once reduced in accordance with this Section, the Commitments may not be increased. If and to the extent specified by the Borrowers in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the Swing Loan Commitment and/or the Letter of Credit Commitment.

             (b) Any reduction of the Commitments, whether voluntary or mandatory, shall be applied to each Bank according to its Pro Rata Share. All accrued Commitment, Risk Participation and Fronting Fees to, but not including, the effective date of any reduction or termination of Commitments, whether voluntary or mandatory, shall be paid on the effective date of such reduction or termination.

             (c)   In the event of any prepayment of Term Loans pursuant to
Section 2.07 or Section 2.08 of this Agreement, the relevant Term Commitments automatically shall reduce by the amount of such prepayment.

      2.07 Optional Prepayments. Each Borrower may, at any time or from time to time, upon not less than three (3) Business Days' irrevocable notice to the U.S. Agent for LIBOR Offshore Rate Loans, and upon not less than one (1) Business Days' irrevocable notice to the U.S. Agent for Base Rate Loans or to the Canadian Agent for Prime Rate Loans, ratably prepay such Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof, or in the case of Prime Rate Loans, Canadian $5,000,000 or any multiple of Canadian $1,000,000, without premium or penalty, but with payment of such amounts as are required to be paid pursuant to Article IV. Such notice of prepayment shall specify the date and amount of such prepayment and the Interest Rate Type(s) of Loans to be prepaid. The relevant Agent will promptly notify each relevant Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein for Base Rate Loans or Prime Rate Loans, or on the last day of the relevant Interest Period for LIBOR Offshore Rate Loans, together with accrued interest to each such date on the amount prepaid and, if such payment is made with respect to a LIBOR Offshore Rate Loans at a time other than the last day of an Interest Period, any amount required pursuant to Section 4.04. Optional prepayments made on or after April 1, 1997 of Term Loans shall be applied to the principal payments required pursuant to Section 2.10 in inverse order of their maturity and optional prepayments of Term Loans made prior to April 1, 1997 shall be applied in reduction of the principal balance then outstanding of the Term Loans. Optional prepayments of Bankers' Acceptances are not permitted at any time.

      2.08   Mandatory Prepayments of Loans.

             If on any date the Effective Amount of all Revolving Loans, Swing Loans and Term Loans then outstanding plus the Effective Amount of all Letter of Credit Obligations exceeds the combined Commitments, each Borrower shall immediately, and without notice or demand, prepay (or in the case of Letters of Credit or Bankers' Acceptances outstanding, deposit cash collateral with the U.S. Agent or the Canadian Agent, respectively, pursuant to Section 3.08 to secure the Obligations of the U.S. Borrower or the Canadian Borrower, respectively, with respect to all Letters of Credit or Bankers' Acceptances, respectively, then outstanding, such collateral to be applied to pay such Obligations when matured) the outstanding principal amount of the Revolving Loans, Swing Loans, Letter of Credit Advances and Term Loans owed by it to the extent necessary to eliminate such excess over the Commitments. If on any date the Effective Amount of all Revolving Loans and Swing Loans plus the Effective Amount of all Letter of Credit Obligations exceeds the Revolving Commitments, each U.S. Borrower shall immediately, without notice or demand, prepay (or in the case of Letters of Credit outstanding, deposit cash collateral with the U.S. Agent pursuant to Section 3.08 to secure the Obligations of the U.S. Borrower with respect to all Letters of Credit then outstanding, such collateral to be applied to pay such Obligations when matured) the outstanding principal amount of the Revolving Loans, Swing Loans and Letter of Credit Advances to the extent necessary to eliminate such excess over the Revolving Commitments. If on any date the Effective Amount of the Canadian Borrowings exceeds the Canadian Term Commitments or, if on any date after the expiration of the Canadian Term Commitments pursuant to subsection 2.01(a)(ii) (if there shall be any such expiration), the Effective Amount of the U.S. Term Loans exceeds the U.S. Term Commitments, the relevant Term Loan Borrower shall immediately, without notice or demand, prepay (or in the case of Bankers' Acceptances outstanding, deposit cash collateral with the Canadian Agent pursuant to Section 3.08 to secure the Obligations of the Canadian Borrower with respect to all Bankers' Acceptances then outstanding, such collateral to be applied to pay such Obligations when matured) the outstanding principal amount of such Term Loans to the extent necessary to eliminate such excess over the U.S. Term Commitments or the Canadian Term Commitments, as the case may be.

             Prepayments pursuant to this Section 2.08 shall be applied first to any Base Rate Loans and Prime Rate Loans then outstanding and then to LIBOR Offshore Rate Loans with the shortest Interest Periods remaining. As among Borrowers, the Company and the Borrowers shall determine who shall make such prepayments; provided that if the Company and the Borrowers shall determine that such prepayments shall be made by the Canadian Borrower, then such Borrower shall prepay to the Canadian Bank an Equivalent Amount of Canadian Dollars to the amount of such required prepayment. The relevant Borrower shall pay, together with each prepayment under this Section 2.08, accrued interest on the amount prepaid and any amounts required pursuant to Section 4.04. The requirements set forth in Section 2.07 requiring advance notice for optional prepayments, and requiring that optional prepayments be in the minimum amounts therein set forth, shall not apply to mandatory prepayments made pursuant to this Section 2.08.

      2.09   Mandatory Termination.

             (a) Termination. Subject to the provisions of subsection 2.01(a)(ii), commitments of the Banks herein contained to make Term Loans shall automatically terminate at 5:00 p.m. Houston time on the last day of the Term Loan Availability Period. The Revolving Commitments and the Swing Loan Commitment shall automatically terminate at 5:00 p.m. Houston, Texas time on the Revolving Termination Date.

             (b) Reduction of Commitment: Last Day of Term Loan Availability Period. Upon the termination of the Term Loan Availability Period, the Term Commitments shall be reduced to an amount equal to the total Canadian Dollar amount of Term Loans disbursed during the Term Loan Availability Period (less any reductions made in the Term Commitment pursuant to Section 2.06).

      2.10   Repayment.

             (a) The Term Loan. The Term Loan Borrowers shall repay the principal of the Term Loans as follows: The Term Loan Borrowers shall make principal payments on the last Business Day of each March, June, September and December, commencing March 31, 1997 to and including June 30, 2002 (each, a "Principal Payment Date") in the amounts hereinafter set forth. The amount of principal due on each Principal Payment Date shall be equal to an amount equal to (i) for the first eight Principal Payment Dates, 3.676470588% and (ii) for the next thirteen Principal Payment Dates, 5.042016806% of the outstanding principal amount of such Term Loans on March 31, 1997, followed by a final payment equal to the remaining principal amount outstanding of the Term Loans on June 30, 2002. After each optional prepayment of principal and Principal Payment Date, the Agents shall provide to the Company and the Banks a revised Principal Repayment Schedule.

             (b) The Revolving Credit. Each U.S. Borrower shall repay to the U.S. Banks on the Revolving Termination Date the aggregate principal amount of Revolving Loans made to such Borrower outstanding on such date.

             (c) Swing Loans. Each U.S. Borrower shall repay to the U.S. Agent for the account of the Swing Loan Bank each Swing Loan made to such Borrower, no later than the earlier of (i) the seventh (7th) day after the date such Swing Loan is made and (ii) the Revolving Termination Date.

             (d)   Interest.

                (i) Each Revolving Loan, Swing Loan and Term Loan (other than a Bankers' Acceptance) shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Offshore Rate, the Prime Rate or the Base Rate, as the case may be (subject to the right of the Borrowers to convert to other Interest Rate Types of Loans under Section 2.04), plus the Applicable Margin.

               (ii) Interest on each Revolving Loan, Swing Loan and Term Loan (other than a Bankers' Acceptance) shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of such Loans under Sections 2.07 or 2.08 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the relevant Agent at the request of the Majority Banks.

              (iii) Notwithstanding subsection (d)(i) of this Section 2.10, while any Event of Default exists or after acceleration of all or any portion of the Loans, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum (the "Default Rate") equal, in the case of Revolving Loans, Swing Loans and the Term Loan, to the Base Rate plus two percent (2%) per annum and equal, in the case of the Prime Rate Loans, to the Prime Rate plus two percent (2%) per annum.

             (e) Highest Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for, charging or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest nonusurious and non-criminal rate of interest that may be contracted for, charged or received by such Bank, and in such event the Borrowers shall pay such Bank interest at the highest nonusurious and non-criminal rate permitted by applicable law.

      2.11   Fees.  In addition to certain fees described in Section 3.07:

             (a) Agency Fees. The Company shall pay an agency fee to the U.S. Agent for the U.S. Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and U.S. Agent dated May 31, 1996.

             (b) Commitment Fees. The Company shall pay to the U.S. Agent for the account of each U.S. Bank and the Canadian Borrower shall pay to the Canadian Agent for the account of each Canadian Bank, a commitment fee (the "Commitment Fee") based upon the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter as calculated by such Agent, equal to the per annum percentage designated as the "Commitment Fee" in the "Pricing Chart" set forth in Section 2.02. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans, Swing Loans, Bankers' Acceptances and Term Loans then outstanding, plus the Effective Amount of Letter of Credit Obligations then outstanding. The Commitment Fee with respect to (i) the Term Commitments shall accrue from the Closing Date to the last day of the Term Loan Availability Period, and (ii) the Revolving Commitment shall accrue from the Closing Date to the Revolving Termination Date. The Commitment Fee shall be due and payable as follows: the first payment shall be made on the Closing Date and each subsequent payment shall be made quarterly in arrears on the last Business Day of each fiscal quarter through the Term Loan Availability Period or the Revolving Termination Date, as applicable, with the final payment to be made on the last day of the Term Loan Availability Period or the Revolving Termination Date, as applicable; provided that, in connection with any reduction or termination of Commitments under Section 2.06 or Section 2.09, the accrued Commitment Fee calculated for the period ending on the date of such reduction or termination shall also be paid on the date of such reduction or termination, with the payment due on the following quarterly payment date being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Commitment Fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

             (c) Bankers' Acceptance Fee. The Canadian Borrower agrees to pay to the Canadian Agent for the account of each Canadian Bank in respect of each Bankers' Acceptance accepted by such Canadian Bank, a fee in Canadian Dollars equal to the Bankers' Acceptance Fee. Such Bankers' Acceptance Fees shall be payable by the Canadian Borrower by deduction from the BA Reference Proceeds (including any issuance on account of outstanding Borrowings pursuant to a Continuation/Conversion Notice) of each Bankers' Acceptance including on account of outstanding Borrowings pursuant to a Notice of Continuation/Conversion.

      2.12   Computation of Fees and Interest.

             (a) All computations of interest for Base Rate Loans and all computations of interest for Prime Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest, including those referred to in Article III, shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Where interest is calculated pursuant to this Agreement at a rate based on a 360-day period, that rate or percentage of interest on a yearly basis is equivalent to such rate or percentage times the number of days in such year divided by 360. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

             (b) Each determination of an interest rate by an Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. Each Agent will, at the request of the Borrowers or any Bank, deliver to the Borrowers or the Bank, as the case may be, a statement showing the quotations used by such Agent in determining any interest rate and the resulting interest rate.

      2.13   Payments by the Borrowers.

             (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the relevant Agent for the account of the relevant Banks at such Agent's Payment Office, and shall be made in U.S. dollars or Canadian dollars, as applicable, and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. Each Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by either Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. If an Agent fails to send to any Bank its portion of any payment timely received by such Agent hereunder by the close of business on the day such payment is deemed received pursuant to this subsection 2.13(a), such Agent shall pay to such Bank interest on its portion of such payment from the day such payment is deemed received by such Agent until the date such Bank's portion of such payment is sent to such Bank, at the Canadian Agent's cost of borrowing rate, for payments on Canadian Borrowings, and at the Federal Funds Rate, for payments on any Loan other than a Canadian Borrowing.

             (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

             (c) Unless an Agent receives notice from a Borrower prior to the date on which any payment is due to the Banks that such Borrower will not make such payment in full as and when required, such Agent may assume that such Borrower has made such payment in full to such Agent on such date in immediately available funds and such Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount, if any, then due such Bank. If and to the extent a Borrower has not made such payment in full to the relevant Agent, each Bank shall repay to the relevant Agent on demand such amount distributed to such Bank, together with interest thereon at the Canadian Agent's cost of borrowing rate, for payments on Canadian Borrowings, and at the Federal Funds Rate, for payments on any Loan other than a Canadian Borrowing, for each day from the date such amount is distributed to such Bank until the date repaid.

      2.14   Payments by the Banks to an Agent.

             (a) Unless an Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to such Agent for the account of a Borrower the amount of that Bank's Pro Rata Share of the Borrowing, such Agent may assume that each Bank has made such amount available to such Agent in immediately available funds on the Borrowing Date and such Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the applicable Agent in immediately available funds and such Agent in such circumstances has made available to the applicable Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to such Agent, together with interest at the Canadian Agent's cost of borrowing rate, for Canadian Borrowings, and at the Federal Funds Rate, for any Borrowing other than Canadian Borrowings, for each day during such period. A notice of an Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to such Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to such Agent on the Business Day following the Borrowing Date, such Agent will notify the applicable Borrower of such failure to fund and, upon demand by such Agent, such applicable Borrower shall pay such amount to such Agent for such Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

             (b) The failure of any Bank to make any Loan or accept any Banker's Acceptance on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

      2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank (or any Participant pursuant to subsection 11.09(e)) shall obtain on account of the Loans made by it or Bankers' Acceptances accepted by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agents of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.
The Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agents will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                                  ARTICLE III

                     THE LETTERS OF CREDIT; CASH COLLATERAL

      3.01   The Letter of Credit Subfacility.

             (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of any U.S. Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c), 3.02(d) and 3.02(e), and (B) to honor drafts under the Letters of Credit; and (ii) the U.S. Banks severally agree to participate in Letters of Credit Issued for the account of any Borrower; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if, as of the date of Issuance of such Letter of Credit (the "Issuance Date"): (1) the Effective Amount of all Letter of Credit Obligations plus the Effective Amount of all Revolving Loans and all Swing Loans exceeds the Revolving Commitments, (2) the participation of any Bank in the Effective Amount of all Letter of Credit Obligations plus (w) the Effective Amount of the Revolving Loans of such Bank plus (x) the aggregate principal amount of such Bank's participation in Swing Loans, plus (y) if such Bank is the Swing Loan Bank, the principal amount of all Swing Loans in which other Banks have not participated, exceeds such Bank's Revolving Commitment, or (3) the Effective Amount of Letter of Credit Obligations exceeds the Letter of Credit Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the ability of a U.S. Borrower to obtain Letters of Credit shall be fully revolving, and, accordingly, each U.S. Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

             (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;
(ii) the Issuing Bank has received written notice from any Bank, an Agent or a Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied; (iii) the expiry date of any requested Letter of Credit is (A) more than 2 years (in the case of Performance Letters of Credit) or 1 year (in the case of Financial Letters of Credit) after the date of Issuance or (B) after the Revolving Termination Date, unless all of the U.S. Banks have approved such expiry date in writing; (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise, in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; (v) such Letter of Credit is in a face amount less than $1,000,000 or is to be denominated in a currency other than U.S. Dollars; provided, however, that clause (iii) of this subsection 3.01(b) shall not be deemed to prohibit a Letter of Credit that provides that it shall automatically renew unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed.

      3.02   Issuance, Amendment and Renewal of Letters of Credit.

             (a) Each Letter of Credit shall be issued upon the irrevocable written request of any Borrower received by the Issuing Bank (with a copy sent by such Borrower to the U.S. Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of a Letter of Credit Application, and shall specify in form and detail satisfactory to the Issuing Bank such matters as the Issuing Bank may require. Each Letter of Credit (i) will be for the account of the Company or other Borrower which makes the request in accordance with the terms of this Agreement, (ii) will be a (A) nontransferable standby letter of credit to support certain performance obligations of the Company (or, if applicable, the other Borrower who is the account party) ("Performance Letters of Credit"), or (B) non-transferable standby letter of credit to support certain payment obligations of the Company (or, if applicable, the other Borrower who is the account party) that are not prohibited by this Agreement ("Financial Letters of Credit"), (iii) will be for purposes reasonably satisfactory to the Issuing Bank and (iv) will contain such terms and provisions as may be customarily required by the Issuing Bank. Classification of a Letter of Credit as a "Performance Letter of Credit" or a "Financial Letter of Credit" shall be determined by the Issuing Bank in its sole discretion.

             (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the U.S. Agent (by telephone followed in writing) that the U.S. Agent has received a copy of the Letter of Credit Application or Letter of Credit Amendment

Application from the Borrower and, if not, the Issuing Bank will provide the U.S. Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the U.S. Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied or waived; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of such Borrower in accordance with the Issuing Bank's usual and customary business practices.

             (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of a Borrower received by the Issuing Bank (with a copy sent by such Borrower to the U.S. Agent) at least three days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in such form as the Issuing Bank shall require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

             (d) Upon receipt of notice from the Issuing Bank, the U.S. Agent will promptly notify the U.S. Banks of the Issuance of a Letter of Credit and any amendment thereto.

             (e) If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, the Issuing Bank shall be permitted to allow such Letter of Credit to renew, and the Borrowers and the Banks hereby authorize such renewal. The Issuing Bank shall not be obligated to allow such Letter of Credit to renew if the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit under the terms of this Agreement.

             (f) The Issuing Bank may, at its election (or as required by the U.S. Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of any Letter of Credit to be a date not later than the Revolving Termination Date.

             (g) This Agreement shall control in the event of any conflict with any Letter of Credit-Related Document.

             (h) The Issuing Bank will also deliver to the U.S. Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to a Letter of Credit.

      3.03   Risk Participations, Drawings and Reimbursements.

             (a) Immediately upon the Issuance of each Letter of Credit, each U.S. Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsections 2.01(b) and 3.01(a), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each U.S. Bank by an amount equal to the amount of such participation.

             (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary thereof, the Issuing Bank will promptly notify the applicable Borrower. In the case of Letters of Credit under which drawings are payable one or more Business Days after the drawing is made, the Issuing Bank will give such notice to the applicable Borrower at least one Business Day prior to the Honor Date. Such Borrower shall reimburse the Issuing Bank prior to 10:00 a.m. (Chicago time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event such Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (Chicago time) on the Honor Date, the Issuing Bank will promptly notify the U.S. Agent and such Agent will promptly notify each U.S. Bank thereof, and such Borrower shall be deemed to have requested that Base Rate Loans be made by the U.S. Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in
Section 5.05. Any notice given by the Issuing Bank or the U.S. Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

             (c) Each U.S. Bank shall upon any notice pursuant to subsection 3.03(b) make available to the U.S. Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Borrower in that amount. If any Bank so notified fails to make available to such Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest payable to the Issuing Bank shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The U.S. Agent will promptly give notice to each U.S. Bank of the occurrence of the Honor Date, but failure of such Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

             (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of failure of the Borrower to satisfy the conditions set forth in Section 5.05 or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank a Letter of Credit Borrowing in the amount of such drawing, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus two percent (2%) per annum, and each U.S. Bank's payment to the Issuing Bank pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

             (e) Each U.S. Bank's obligation in accordance with this Agreement to make the Revolving Loans or Letter of Credit Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default, a Material Adverse Effect or a Material Adverse Credit Agreement Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each U.S. Bank's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.05.

      3.04   Repayment of Participation.

             (a) When the U.S. Agent receives (and only if the U.S. Agent receives), for the account of the Issuing Bank, immediately available funds from a Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid such Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, such Agent will pay to each Bank, in the same funds as those received by such Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay such Agent for the account of the Issuing Bank. If such Agent fails to send to any Bank its portion of any payment timely received by such Agent hereunder by the close of business on the day such payment is deemed received pursuant to subsection 2.13(a), such Agent shall pay to such Bank interest on its portion of such payment from the day such payment is deemed received by such Agent until the date such Bank's portion of such payment is sent to such Bank, at the Federal Funds Rate.

             (b) If the U.S. Agent or the Issuing Bank is required at any time to return to a Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the U.S. Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each U.S. Bank shall, on demand of such Agent, forthwith return to such Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by such Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by each such Bank to such Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

      3.05   Role of the Issuing Bank.

             (a) Each Bank and Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents, if any, expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

             (b) Neither the Issuing Bank nor any of its correspondents, participants or assignees shall be liable to any U.S. Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the U.S. Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or
(iii) the due execution, effectiveness, validity or enforceability of this Agreement or any Letter of Credit-Related Document.

             (c) Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Issuing Bank, nor any correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, that the Borrower for whose account the applicable Letter of Credit is Issued may have a claim against the Issuing Bank, and the Issuing Bank may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered or incurred by such Borrower which are caused by the Issuing Bank's willful misconduct or gross negligence (i) in failing to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft, certificate(s) and other documents, if any, strictly complying with the terms and conditions of such Letter of Credit, (ii) in its paying under a Letter of Credit against presentation of a sight draft, certificate(s) or other documents not complying with the terms of such Letter of Credit or (iii) otherwise with respect to the Letters of Credit; provided, however, that (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, provided that any such instrument appears on its face to be in order.

      3.06 Obligations Absolute. The obligations of the Borrowers under this Agreement and any Letter of Credit- Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any Letter of Credit Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit-Related Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit-Related Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of this Agreement or the Letter of Credit-Related Documents; (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit-Related Documents or any unrelated transaction; (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrowers in respect of any Letter of Credit; or (vii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or a guarantor.

      3.07   Letter of Credit Fees.





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
             (a) Risk Participation Fees. Each Borrower for whose account a Letter of Credit is Issued shall pay to the U.S. Agent for the account of each of the U.S. Banks a letter of credit fee with respect to such Letters of Credit equal to the Risk Participation Fees specified in Section 2.02 of this Agreement multiplied by the average daily maximum amount available to be drawn on such outstanding Letters of Credit.

             (b) Fronting Fees. Each Borrower for whose account a Letter of Credit is Issued shall pay to the U.S. Agent for the account of the Issuing Bank a letter of credit fronting fee (the "Fronting Fee") for each Letter of Credit Issued by the Issuing Bank equal to 0.10% per annum multiplied by the average daily maximum amount available to be drawn on such outstanding Letters of Credit.

             (c) Calculation of Fees. The Risk Participation Fee-Financial Standby Letter of Credit, the Risk Participation Fee-Performance Standby Letter of Credit, and the Fronting Fee, each shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the U.S. Agent. Such fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

             (d) Other. Each Borrower for whose account a Letter of Credit is issued shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

      3.08   Cash Collateralization.

             (a) If any Event of Default shall occur and be continuing, each Borrower agrees that it shall on the Business Day it receives notice from an Agent, acting upon instructions of the Majority Banks, deposit in an account (the "Cash Collateral Account") held by such Agent, for the benefit of the U.S. Banks or the Canadian Banks, as the case may be, an amount in cash equal to the Letter of Credit Obligations as of such date or the aggregate liabilities (contingent or otherwise) of the Canadian Banks in connection with each Bankers' Acceptance then outstanding, as the case may be. Such deposit shall be held by such Agent as collateral for the payment and performance of the Obligations. Such Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Cash collateral shall be held in a blocked, non-interest bearing account held by such Agent or any Affiliate of such Agent upon such terms and in such type of account as customary at that depository institution. The Borrowers shall pay any fees charged by such depository institution which fees are of the type customarily charged by such institution with respect to such accounts. Moneys in such account shall (i) be applied by such Agent to the payment of Letter of Credit Borrowings and interest thereon,
(ii) be held and used for the satisfaction of the reimbursement obligations of the Borrowers in respect of Letters of Credit or Bankers' Acceptances, as the case may be, and (iii) if the maturity of the Loans has been accelerated, with the consent of the Majority Banks, be applied to satisfy the Obligations.

             (b) As security for the payment of all Obligations, each Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Agents, and creates in each Agent's favor a Lien on, and security interest in, all money, instruments and securities at any time held in or acquired in connection with the Cash Collateral Account of such Agent, together with all proceeds thereof. At any time and from time to time, upon an Agent's request, the Borrowers promptly shall execute and deliver any and all such further instruments and documents as may be necessary, appropriate or desirable in such Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this subsection 3.08(b) and of the rights and powers herein granted.

      3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently published in final form at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                   ARTICLE IV

          TAXES, YIELD PROTECTION, ILLEGALITY AND CURRENCY CONVERSIONS

      4.01   Taxes.

             (a) Any and all payments by a Borrower to each Bank or an Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes. The foregoing sentences of this subsection 4.01(a) shall not impair the obligation of any Bank or Agent pursuant to subsection 4.01(g).

             (b) Each Borrower agrees to indemnify and hold harmless each Bank and each Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank or such Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Bank or such Agent makes written demand therefor. In the event an Agent or a Bank is required to pay Taxes or Other Taxes for which such Agent or such Bank seeks indemnity hereunder, such Agent or such Bank, as applicable, shall make written request to the Company, together with evidence to





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
substantiate the same, no later than 60 days after paying such Taxes or Other Taxes; provided, however, that a Bank's failure to timely give notice of such Taxes or Other Taxes shall not impair the Borrowers' obligations to indemnify such Bank against such Taxes or such Other Taxes. The foregoing sentences of this subsection 4.01(b) shall not impair the obligation of any Bank or Agent pursuant to subsection 4.01(g).

             (c) If a Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or any Agent, then: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) such Borrower shall make such deductions and withholdings; (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) such Borrower shall also pay to each Bank or an Agent for the account of such Bank, at the time interest is paid, all additional reasonable amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed. The foregoing sentence of this subsection 4.01(c) shall not impair the obligation of any Bank or Agent pursuant to subsection 4.01(g).

             (d) Within 30 days after the date of any payment by a Borrower of Taxes or Other Taxes, such Borrower shall furnish the relevant Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Agent.

             (e) If a Borrower is required to pay additional amounts to any Bank or any Agent pursuant to subsection (c) of this Section, then, upon the written request of the Borrower, such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

             (f) Notwithstanding anything contained herein or elsewhere to the contrary, the foregoing subsections (a)-(e) shall in no event be applicable to Taxes or Other Taxes arising or imposed as a result of any assignment to a Person who is not an Eligible Assignee of, as the case may be, any U.S. Borrowing or any part of the Revolving Commitment or any Canadian Borrowing or any part of the Canadian Term Commitment. Without limiting the generality of the foregoing, Borrowers shall not be liable for, or be required to indemnify any Person for, any such taxes so arising as a result of any such assignment to a Person who is not an Eligible Assignee of the Borrowing or the Commitment being assigned.

             (g) If a Borrower at any time pays any amount under Sections 4.01(a), (b) or (c) to any Bank or any Agent, and such payee receives a refund of or credit for any part of any

Taxes or Other Taxes with respect to which such amount was paid by the Borrower, such Bank or Agent, as the case may be, shall pay to such Borrower the amount of such refund or credit promptly, and in any event within 60 days, following the receipt of such refund or credit by such payee. Additionally such payee shall, within 60 days following the receipt of such refund or credit, furnish to such Borrower a calculation of such refund or credit.

      4.02   Illegality.

             (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make LIBOR Offshore Rate Loans, or accept Bankers' Acceptances then, on notice thereof by the Bank to the Borrowers through an Agent, any obligation of that Bank to make LIBOR Offshore Rate Loans or accept Bankers' Acceptances shall be suspended until the Bank notifies the Agents and the Borrowers that the circumstances giving rise to such determination no longer exist.

             (b) If a Bank determines that it is unlawful to maintain any LIBOR Offshore Rate Loan or Bankers' Acceptance, the Borrowers shall, upon their receipt of notice of such fact and demand from such Bank (with a copy to the relevant Agent), prepay in full such LIBOR Offshore Rate Loans or Bankers' Acceptance of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period or term thereof, as the case may be, if the Bank may lawfully continue to maintain such LIBOR Offshore Rate Loans or Bankers' Acceptance to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Offshore Rate Loan or Bankers' Acceptance. If the Borrowers are required to so prepay any LIBOR Offshore Rate Loan or Bankers' Acceptance, then concurrently with such prepayment, the Borrowers shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan or Prime Rate Loan.

             (c) If the obligation of any Bank to make or maintain LIBOR Offshore Rate Loans or Bankers' Acceptances has been so terminated or suspended, all Loans which would otherwise be made or Bankers' Acceptances which would otherwise be accepted by such Bank as LIBOR Offshore Rate Loans or Bankers' Acceptances, as the case may be, shall be instead Base Rate Loans or Prime Rate Loans, as the case may be.

             (d) Before giving any notice to an Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its LIBOR Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.





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
      4.03   Increased Costs and Reduction of Return.

             (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Offshore Rate Loans or participating in Letters of Credit or accepting a Bankers' Acceptance, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the relevant Agent), pay to the relevant Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

             (b) If any Bank shall have determined that (i) the introduction of any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank (each, a "Capital Adequacy Regulation"), (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits, acceptances or obligations under this Agreement, then, upon demand of such Bank to the Borrowers through an Agent, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

             (c) In the event a Bank requests compensation under this Section 4.03, it shall make such request to the Company within 90 days after such Bank has actual knowledge of such increased costs or such increased capital.

      4.04 Funding Losses. Each Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of such Borrower to make on a timely basis any payment of principal of any LIBOR Offshore Rate Loan; (b) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation (including by reason of the failure to satisfy any condition precedent





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
thereto); (c) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.07; (d) the prepayment (including pursuant to Section 2.07 or 2.08) or other payment (including after acceleration thereof) of a LIBOR Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or (e) the automatic conversion under
Section 2.04 of any LIBOR Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including in each instance any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Offshore Rate Loans or Bankers' Acceptances or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrowers to the Banks under this Section and under subsection 4.03(a), each LIBOR Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the LIBOR Offshore Rate for such LIBOR Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Offshore Rate Loan is in fact so funded.

      4.05 Inability to Determine Rates. If the Reference Bank determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Offshore Rate for any requested Interest Period with respect to a proposed LIBOR Offshore Rate Loan, or that the LIBOR Offshore Rate applicable pursuant to subsection 2.10(d) for any requested Interest Period with respect to a proposed LIBOR Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the U.S. Agent will promptly so notify the Borrowers and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Offshore Rate Loans, hereunder shall be suspended until the U.S. Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers do not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Offshore Rate Loans.

      4.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Borrowers (with a copy to the Agents) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

      4.07 Substitution of Banks. Upon the occurrence of one or more of the following events: (i) any Borrower is required to pay to a Bank any amounts pursuant to Section 4.01 and such Bank does not change the jurisdiction of its Lending Office; (ii) any Canadian Bank does not take the actions set forth in subsection 2.01(a)(ii) upon the Canadian Banks' election in accordance therewith not to extend the term of the Canadian Term Commitment to assign its U.S. Term Loan to an U.S. affiliate of such Bank; (iii) receipt by Borrowers (or any of them) of a notice by or on





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
behalf of a Bank pursuant to Section 4.02; or (iv) receipt by Borrowers (or any of them), of a request by or on behalf of a Bank for compensation pursuant to
Section 4.03, the Company shall pay any applicable amount due, and the Company may: (A) request the Affected Bank to use reasonable efforts to obtain a replacement bank or financial institution satisfactory to the Agents to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (B) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment, but none of the Banks shall have any obligation to do so; or (C) designate a Replacement Bank reasonably satisfactory to the Agents. Any such designation of a Replacement Bank under clause (A) or (C) shall be subject to the prior written consent of the Agents, which consent shall not be unreasonably withheld.

      4.08   Currency Conversion and Indemnity.

                   (i) Payments in Agreed Currency. Each Borrower shall make payment relative to each Borrowing in the currency (the "Agreed Currency") in which the Borrowing was effected. If any payment is received on account of any Borrowing in any currency (the "Other Currency") other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of the Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of such Borrower hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Bank or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

                   (ii) Conversion of Agreed Currency into Judgment Currency. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "Judgment Currency") any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day next preceding the day on which judgment is given and in any event the Borrower shall be obligated to pay the Agents and the Banks any deficiency in accordance with subsection 4.08(i). For the foregoing purposes "rate of exchange" means the rate at which the relevant Bank or Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

                   (iii) Circumstances Giving Rise to Payment. If (i) any Bank or Agent receives any payment or payments on account of the liability of a Borrower hereunder pursuant to any judgment or order in any Other Currency, and
(ii) the amount of the Agreed Currency which the relevant Bank or Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such obligations immediately prior to such judgment or order, then such Borrower on demand shall, and each Borrower hereby agrees to, pay to the Banks and the Agents amounts equal to the deficiency and any loss, cost or expense arising out of or in connection with such deficiency.

                   (iv) Indemnity Separate Obligation. The agreement of indemnity provided for in subsection 4.08(iii) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Banks or the Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

      4.09   Survival.  The agreements and obligations of the Borrowers in this
Article IV shall survive the payment of all other Obligations.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

      5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension and the obligation of the Issuing Bank to issue the first Letter of Credit hereunder, is subject to the condition that the Agents shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agents and each Bank, and in sufficient copies for each Bank:

             (a) Amended and Restated Credit Agreement, Notes, Etc. This Agreement, the Notes (other than the U.S. Term Notes), the Bankers' Acceptances, the Guaranties, and the Intercompany Subordination Agreement executed by each party thereto;

             (b) Resolutions; Incumbency; Organization Documents. (i) Copies of the resolutions of the board of directors of each Borrower and each Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; (ii) certificate of the Secretary or Assistant Secretary of each Borrower and each Guarantor, certifying the names and true signatures of the officers of such Person authorized to execute this Agreement, and all other Loan Documents to be delivered by it hereunder; and (iii) the articles or certificate of incorporation, or both and the bylaws of each Borrower and each Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Person as of the Closing Date; and

             (c) Good Standing. Each of the following documents: (i) a good standing certificate for each Borrower and each Guarantor from the Secretary of State (or similar applicable Governmental Authority) of its jurisdiction of incorporation as of a recent date (except in the case of the Canadian Borrower); and (ii) evidence of qualification and for those jurisdictions where available, a good standing certificate, for each Borrower and each Guarantor from the Secretary of State (or similar applicable Governmental Authority) of each jurisdiction where such Person is qualified to do business as a foreign corporation, dated as of a recent date;

             (d) Legal Opinions. (i) An opinion of Andrews & Kurth, L.L.P., special United States counsel to the Company and its Subsidiaries, an opinion of Margaret B. Shannon, General Counsel of the Company, and an opinion of Osler, Hoskin & Harcourt, Canadian counsel to the Borrower and its Subsidiaries, and addressed to the Agents and the Banks, substantially in the form of Exhibit "D-1," "D-2" and "D-3", respectively, to be delivered as of Closing Date; and (ii) an opinion of Mayer, Brown & Platt, special counsel to the U.S. Agent;

             (e) Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement and the Fee Letter to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agents to the extent such Attorney Costs are invoiced at least three Business Days prior to the Closing Date, which invoice may include such additional amounts of Attorney Costs as shall constitute such Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agents); including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 11.05;

             (f) Certificate (Representations and Warranties; No Default; No Material Adverse Effect; Conditions Precedent). A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date, (ii) no Default or Event of Default exists or would result from the Credit Extension being made on the Closing Date (except as may have been waived), (iii) there has occurred since December 31, 1995 no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect with respect to the Company and its Subsidiaries taken as a whole, excluding, however, Nowsco and its Subsidiaries and (iv) all of the conditions precedent set forth in
Section 5.02 have been satisfied;

             (g) Financial Statements; Certificate (Pricing). A certificate (the "Closing Date Pricing Certificate") signed by a Responsible Officer, dated the Closing Date (i) stating that a copy of the financial statements of the Company and its Consolidated Subsidiaries (excluding, however, Nowsco and its Subsidiaries) referred to in Section 6.12 previously has been delivered to the Agents and each of the Banks; and (ii) setting forth the estimated Capitalization Ratio for purposes of Section 2.02(b) of this Agreement;





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             (h)   Existing Indebtedness.  Evidence that all Indebtedness of
the Company and its Subsidiaries under the Existing Credit Agreement shall have been (or shall simultaneously be) repaid, and all commitments thereunder shall have been (or shall simultaneously with the initial Borrowing be) cancelled; provided, however, that the parties acknowledge that existing letters of credit may remain outstanding (subject, however, to the limitations set forth in Article VIII); and provided, further, that the Borrowers may be required to pay at a later date break funding or similar losses or costs required pursuant to the Existing Credit Agreement by reason of repayment of advances thereunder prior to maturity thereof; and

             (i) Other Documents. Such other approvals, opinions, documents or materials as either Agent or the Majority Banks (through an Agent) may reasonably request.

      5.02 Additional Conditions of Initial Credit Extension. The obligation of each Bank to make its initial Credit Extension, and the obligation of the Issuing Bank to issue the first Letter of Credit, hereunder is subject to the following additional conditions:

             (a) Litigation. To the best knowledge of the Borrowers, no litigation shall be pending or threatened against any of the Borrowers, the Subsidiary Guarantors, or any Material Subsidiary of the Company (excluding Nowsco and its Subsidiaries) in which there is a reasonable probability of an adverse decision which would result in a Material Adverse Effect on the Company and its Subsidiaries (excluding Nowsco and its Subsidiaries);

             (b) Additional Matters. All legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Majority Banks; and

             (c) Closing Date. The Closing Date shall occur no later than 11:59 p.m. on September 3, 1996.

      5.03 Conditions of Initial Credit Extension to each Subsidiary Borrower. After the Closing Date, any Subsidiary (other than a Foreign Subsidiary) may become a Subsidiary Borrower and obtain Credit Extensions from U.S. Banks. The U.S. Banks shall not be required to make an initial Credit Extension to a Subsidiary Borrower hereunder unless such Subsidiary Borrower has furnished to the U.S. Agent with sufficient copies for the U.S. Banks:

             (a) A Subsidiary Borrower Counterpart together with a schedule of litigation as may be necessary in connection with such Subsidiary making the representations and warranties set forth in Section 6.06(a) of this Agreement, such schedule to be in form and substance reasonably satisfactory to the U.S. Agent and each of the U.S. Banks in their sole discretion, executed by such Subsidiary and acknowledged by each of the Company and Subsidiary Guarantors;





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             (b)   A current certificate of existence and, for the states where available, a certificate of good standing, both certified by the appropriate governmental officer, in its jurisdiction of incorporation;

             (c) Copies, certified by the Secretary or Assistant Secretary of such Subsidiary Borrower, of its Articles of Incorporation, Bylaws and Board of Directors' resolutions authorizing the execution of the Loan Documents to which it is a party;

             (d) An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers of the Subsidiary Borrower authorized to sign the Loan Documents to which it is a party and to make borrowings hereunder, upon which certificates the U.S. Agent and the U.S. Banks shall be entitled to rely until informed of any change in writing by such Subsidiary Borrower;

             (e) A written opinion of counsel to such Subsidiary Borrower in form and substance satisfactory to the U.S. Agent and the U.S. Banks, substantially in the form set forth in Exhibit "D" hereto, with such additional provisions and revisions as the Majority Banks may reasonably request;

             (f) Notes executed by such Subsidiary Borrower and payable to the order of each of the U.S. Banks;

             (g)   Guaranty executed by such Subsidiary Borrower; and

             (h) Such other documents as the Majority Banks through the U.S. Agent may have reasonably requested.

      5.04 Conditions to Extension of U.S. Term Loans. The obligation of each Canadian Bank to make any U.S. Term Loan upon the expiration of the Canadian Term Commitments in accordance with subsection 2.01(a)(ii) (if there shall be any such expiration) is subject to the condition that the Canadian Agent shall have received the U.S. Term Notes, dated the date of such expiration and payable to the order of each Canadian Bank in each such Canadian Bank's Pro Rata Share of the U.S. Term Commitment.

      5.05 Conditions to All Credit Extensions. The obligation of each Bank to make any Term Loan and any Revolving Loan to be made by it (including its initial Revolving Loan) to accept any Bankers' Acceptance or to continue or convert any Loan under Section 2.04, and the obligation of the Swing Loan Bank to make any Swing Loan, and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date, as applicable:





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
             (a) Notice, Application. The relevant Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each U.S.
Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the U.S. Agent shall have received a Letter of Credit Application or Letter of Credit Amendment Application as required under Section 3.02;

             (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of each Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided that for purposes of any Borrowing Date or Issuance Date on or prior to June 14, 1997 (including the initial Borrowings hereunder) such representations and warranties are, and shall be deemed, made without giving effect to the transactions contemplated in the Offer and as if Nowsco and its Subsidiaries were not Subsidiaries (whether direct or indirect) of the Company.

             (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion; and

             (d) Illegality. The making of the Loans and the issuance of Letters of Credit shall be permitted by the laws and regulations of each applicable jurisdiction to which the Agent, the Banks, the Company or any of its Subsidiaries are subject (including, without limitation, Regulations U or X), and shall not subject any Bank or Agent to any penalty.



                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      Subject to the last paragraph of this Article VI, each of the Borrowers represents and warrants to each Agent and each Bank that:

      6.01   Corporate Existence and Power.  The Company and each of its
Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance in all material respects with all Requirements of Law; except, in each case referred to in clause (c), to the extent that the failure to do so would





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
not reasonably be expected to have a Material Adverse Effect or a Material Adverse Credit Agreement Effect.

      6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company, the Subsidiary Borrowers and the Subsidiary Guarantors of their respective obligations under this Agreement and each other Loan Document to which such Person is party, the Borrowings hereunder, the issuance of Letters of Credit, and the use of proceeds of Borrowings have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of that Person's Organization Documents; (b) conflict with or result in any breach or contravention of, in any material respect, any document evidencing any material Contractual Obligation to which such Person is a party, or result in the creation of any Lien under any such document except for Permitted Liens, or (c) conflict with or result in any breach or contravention of any material order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (d) violate any material Requirement of Law.

      6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any shareholder of the Company or its Subsidiaries is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrowers or any of their Subsidiaries of this Agreement or any other Loan Document to which any one or more of them is a party.

      6.04 Other Debt Documents. Execution and delivery of, and compliance with, this Agreement and the other Loan Documents will not result in a default under the Other Debt Documents which has not been waived.

      6.05 Binding Effect. This Agreement and each other Loan Document to which the Borrowers or any of their Subsidiaries is a party constitute the legal, valid and binding obligations of the Borrowers and their Subsidiaries to the extent they are a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

      6.06   Litigation.

             (a) To the best knowledge of the Borrowers, there are no actions, suits, proceedings, claims or disputes pending, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any of the Borrowers, or any of their Subsidiaries or any of their respective properties, or with respect to any Plan or any Multiemployer Plan to which the Company or any of its Subsidiaries makes, is making or is obligated to make contributions: (i) which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (ii) in which





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
there is a reasonable probability of an adverse decision which would reasonably be expected to have a Material Adverse Effect or a Material Adverse Credit Agreement Effect.

             (b) No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      6.07 No Default. No Default or Event of Default exists or will result from the incurring of any Obligations by the Borrowers.

      6.08 ERISA Compliance. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, except to the extent that the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received, or filed (or is still within the applicable remedial amendment period for filing) with the IRS a request for, a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. Except as set forth in Schedule 6.08, (i) the Company and each ERISA Affiliate has made all required contributions to any Plan and Multiemployer Plan subject to Section 412 of the Code other than any failures that would not reasonably be expected to have a Material Adverse Effect, and
(ii) neither the Company nor any ERISA Affiliate has pending an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan or any Multiemployer Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect or a Material Adverse Credit Agreement Effect.

      6.09 Use of Proceeds; Margin Regulations. The proceeds of the Loans and the Bankers' Acceptances are to be used solely for the purposes set forth in and permitted by Section 7.11. None of the Borrowers nor any of their Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      6.10 Title to Properties. Each of the Borrowers and their Subsidiaries have good record and indefeasible title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. The property of each of the Borrowers and their Subsidiaries is subject to no Liens, other than Permitted Liens.

      6.11 Taxes. Each of the Borrowers and their Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other





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material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Borrowers and their Subsidiaries, there is no proposed tax assessment against any of the Borrowers or any of their Subsidiaries that would, if made, have a Material Adverse Effect.

      6.12   Financial Condition.

             (a) The audited consolidated financial statements of BJ Services Company and its Consolidated Subsidiaries dated September 30, 1995, including the respective consolidated statements of financial position and related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended on each such date, and the unaudited financial statements dated March 31, 1996 of BJ Services Company and its Consolidated Subsidiaries:
(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of the Company and its Consolidated Subsidiaries as of the respective dates thereof and results of operations for the respective periods covered thereby.

             (b) Since December 31, 1995, there has been no Material Adverse Effect with respect to the Company and its Subsidiaries.

      6.13 Environmental Matters. Each of the Borrowers and their Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on their businesses, operations and properties, and as a result thereof the Borrowers and their Subsidiaries have reasonably concluded that, except as specifically disclosed in Schedule 6.13, such Environmental Laws and Environmental Claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company and its Subsidiaries.

      6.14 Regulated Entities. None of the Borrowers, any Person controlling the Borrowers, or any of their Subsidiaries, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of the Borrowers is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation, in each case limiting its ability to incur Indebtedness or Contingent Obligations, as applicable.

      6.15 No Burdensome Restrictions. None of the Borrowers nor any of their Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.





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
      6.16 Solvency. The Company and its Subsidiaries, taken as a whole, and the Company, individually, each of the other Borrowers and each of the Guarantors, individually, is Solvent.

      6.17 Copyrights, Patents, Trademarks and Licenses, etc. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict in any material respect with the rights of any other Person. To the best knowledge of the Company and each of the Borrowers, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any of its Subsidiaries infringes in any material respect upon any material rights held by any other Person. Except as specifically disclosed in Schedule 6.17, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, in which there is a reasonable probability of an adverse decision which would reasonably be expected to have a Material Adverse Effect.

      6.18 Subsidiaries. The Borrowers have no Subsidiaries, and have no equity investments in any other corporation or entity, other than those specifically disclosed in Schedule 6.18. Each of the Borrowers and their Subsidiaries is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding voting stock of each of their Subsidiaries (except where ownership of less than 100% is indicated on Schedule 6.18 and except for directors' qualifying shares). All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to additional shares have been granted or exist.

      6.19 Insurance. Except as specifically disclosed in Schedule 6.19, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles or such self-insured retention levels, and covering such risks, as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

      6.20 Offer Complete; Ownership of Nowsco. BJ Canada has completed in accordance with all Requirements of Law all necessary actions, and made and obtained all necessary filings and Governmental Approvals and other approvals and consents, with respect to the acquisition of all shares of Nowsco not acquired pursuant to the Offer. The Company directly or indirectly owns 100% of the shares of Nowsco.

      6.21 Full Disclosure. The representations or warranties made by the Borrowers or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and the statements contained in all exhibits, reports, statements and certificates furnished by or on behalf of the Borrowers or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials delivered by or on





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behalf of the Borrowers to the Banks prior to the Closing Date), taken as a whole, do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      Notwithstanding anything contained herein or in any other Loan Document to the contrary, it is expressly agreed, understood and acknowledged by the Banks and the Agents that each of the foregoing representations and warranties made or deemed to be made as of the Execution Date, Closing Date and at all times thereafter prior to June 14, 1997 shall be made or deemed to be made without giving effect to the transactions contemplated by the Offer and as if Nowsco and its Subsidiaries were not Subsidiaries (whether direct or indirect) of the Company but that on and after June 14, 1997 all such representations and warranties made or deemed to be made shall give effect to the Offer and as if Nowsco and its Subsidiaries and Subsidiaries (whether direct or indirect) of the Company; and further that, solely for purposes of each of the foregoing representations and warranties made or deemed to be made prior to June 14, 1997, the definition of "Material Adverse Effect" shall be deemed to be: "a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole (but excluding Nowsco and its Subsidiaries)."


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan, Bankers' Acceptance or other Obligation shall remain unpaid, unsatisfied or outstanding, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

      7.01 Financial Statements. The Company shall maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP and deliver to the Agents, with sufficient copies for each
Bank:

             (a) As soon as available, but no later than 90 days after the close of each fiscal year, for the Company and its Subsidiaries (i) a copy of the audited consolidated statement of financial position as at the end of such fiscal year and the related consolidated statement of operations, statement of cash flows, and statement of stockholders' equity for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of independent nationally recognized certified public accountants (the "Independent Auditor"), which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years; such opinion shall not be qualified or limited because of a restricted or limited





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examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and (ii) a consolidating statement of financial position and consolidating statement of operations for the Company and its Subsidiaries, such statements consolidating by major geographic areas;

             (b) As soon as available, but no later than 45 days after the close of each of the first three (3) quarterly periods of each fiscal year, for the Company and its Subsidiaries for the quarterly period then ended (i) an unaudited consolidated statement of financial position and related consolidated statement of operations, statement of cash flows and statement of stockholders equity, and (ii) an unaudited consolidating statement of financial position and related consolidated statement of operations for the Company and its Subsidiaries, such statements consolidating by major geographic areas, all such statements to be certified by a Responsible Officer of the Company as fairly presenting, in accordance with GAAP (subject to year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries; and

             (c) As soon as possible after the delivery thereof to the Company, a copy of any annual management letter prepared by the Independent Auditor in connection with the annual audit of the Company and its Subsidiaries.

      7.02 Certificates; Other Information. The Company shall furnish to the Agents, with sufficient copies for each Bank:

             (a) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

             (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and, promptly after the filing thereof, copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

             (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as an Agent (at the request of any Bank) may from time to time reasonably request.

      7.03   Notices.  The Company shall promptly notify the Agents:

             (a) of the occurrence of any Default or Event of Default, promptly upon the chief executive officer, president or any other officer having substantially the same authority and responsibility or a Responsible Officer of the Company becoming aware of same;

             (b) of any development or event that has resulted or would reasonably be expected to result in a Material Adverse Effect or Material Adverse Credit Agreement Effect,





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including any of the following if it has resulted or would reasonably be expected to result in a Material Adverse Effect or a Material Adverse Credit Agreement Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws; and

             (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after the Company obtains knowledge of such event), and deliver to the Agents and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event: (i) an ERISA Event; (ii) a material increase in the Unfunded Pension Liability of any Pension Plan; (iii) the adoption of, or the commencement of contributions to, any Plan or Multiemployer Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or (iv) the adoption of any amendment to a Plan or Multiemployer Plan subject to Section 412 of the Code, if such amendment results in a material increase in annual contributions.

             Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

      7.04 Preservation of Corporate Existence, Etc. Each of the Company and the other Borrowers shall, and except as otherwise permitted under Sections
8.02 and 8.03, shall cause each of their respective Subsidiaries to: (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; and (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, in the case of clause (a) (with respect to Persons other than the Company and the other Borrowers) or clause (b) (with respect to all such Persons), the non-preservation or maintenance of which could reasonably be expected to have a Material Adverse Effect.

      7.05 Maintenance of Property. Each of the Company and the other Borrowers shall, and shall cause each of their respective Subsidiaries to, maintain and preserve all material property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, so that its business carried on in connection therewith may be properly conducted at all times, except where the maintenance and preservation of such property, in the good faith business judgment of the Company or the applicable Subsidiary, is no longer in the best interests





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of the Company and its Subsidiaries, taken as a whole.  The Company and each
Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

      7.06 Insurance. The Company and the other Borrowers shall maintain, and shall cause each of their respective Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business in similar locations, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

      7.07 Payment of Certain Obligations. Each of the Company and the other Borrowers shall, and shall cause each of their respective Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits, and all claims for sums which have become due and payable and which by law would become a Lien upon any of its properties or assets; provided, however, that no such tax, assessment, charge or claim need be paid or reimbursed if the same is being contested in good faith by appropriate proceedings diligently conducted and if such reserves, if any, as shall be required by GAAP shall have been made therefor.

      7.08 Compliance with Laws. Each of the Company and the other Borrowers shall (a) comply, and shall cause each of their respective Subsidiaries to comply, with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business; (b) maintain, and cause each of its ERISA Affiliates to maintain, each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, and cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) refrain from engaging in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in the case of each of the preceding clauses (a), (b) and (c), if failure to do so could reasonably be expected to have a Material Adverse Effect.

      7.09 Inspection of Property and Books and Records. Each of the Company and the other Borrowers shall maintain and shall cause each of their respective Subsidiaries to maintain proper books of record and account in conformity with GAAP. The Company and the other Borrowers shall permit, and shall cause each of their respective Subsidiaries to permit, representatives and independent contractors of either Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists any Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice, and, provided, further, that if no Event of

Default shall then exist, such inspection shall be at the expense of such Agent or Bank, as applicable.

      7.10 Environmental Laws. Each of the Company and the other Borrowers shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws.

      7.11 Use of Proceeds. Each of the Company and the other Borrowers shall use the proceeds of the Loans for only the following purposes:

             (a) Term Loans. Subject to Section 8.07, the proceeds of the Term Loans may be used only for working capital, general corporate purposes (including capital expenditures) and repayment of existing indebtedness, including, without limitation, the Existing Loans.

             (b) Revolving Loans. The proceeds of the Revolving Loans may be used only for the following purposes: (i) subject to Section 8.07, for working capital and general corporate purposes, including, without limitation, the issuance of Letters of Credit, the making of Restricted Payments permitted by
Section 8.15 of this Agreement and the making of Investments permitted by
Section 8.04 of this Agreement and (ii) for each of the purposes described in subsection 7.11(a) hereinabove.

             (c) Swing Loans. Subject to Section 8.07, the proceeds of the Swing Loans may be used only for working capital and general corporate purposes, including, without limitation, the issuance of Letters of Credit.

             (d) All Loans. No Loans or Bankers' Acceptances shall be used for any purpose which would be in contravention of any Requirement of Law.

      7.12   [Intentionally Omitted].

      7.13   Further Assurances.

             (a) Each of the Company and the other Borrowers will ensure and will cause each of their Subsidiaries to ensure, that all written information, exhibits and reports furnished to the Agents and the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will, and will cause each of their Subsidiaries to, promptly disclose to the Agents and the Banks, and correct, any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

             (b) Promptly upon request by the Majority Banks or an Agent, each of the Company and the other Borrowers will, and will cause each of their Subsidiaries to, do, execute, acknowledge, deliver, record, re-record, file, and re-file, any and all such further acts, certificates, assurances and other instruments as such Agent or such Banks may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agents and the Banks the rights granted or now or hereafter intended to be granted to the Agents and the Banks under any Loan Document or under any other instrument executed in connection therewith.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or Bankers' Acceptance or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

      8.01 Limitation on Liens. Each of the Company and the other Borrowers agrees that it shall not, and shall not permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

             (a) (1) Liens for taxes, assessments and other governmental charges or levies arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or such Liens the enforcement of which are, at all times, effectively and fully stayed and are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves as required under United States (or in the case of BJ-Canada, Canadian) generally accepted accounting principles shall have been established, (2) Liens created by this Agreement and the other Loan Documents,
(3) deposits or pledges made in the ordinary course of business to secure the payment of (A) workmen's compensation, unemployment insurance, pensions or other social security benefits or obligations or public or statutory obligations, (B) to the extent any such Contingent Obligations are permitted hereunder, contingent obligations on surety, appeal, bid or performance bonds or other obligations of a like general nature incurred in the ordinary course of business, (4) cash deposits or cash pledges to secure the payment of Contingent Obligations (to the extent any such Contingent Obligations are permitted hereunder), to issuers of appeal bonds or supersedeas bonds (including, without limitation, surety bonds and letters of credit and other instruments serving a similar purpose) arising in connection with judicial or administrative proceedings, (5) zoning restrictions, easements, licenses, restrictions, conditions and permits, and other similar encumbrances, on or with respect to, the use of real property or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Company or the Subsidiaries or the value of such property, (6) inchoate liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Pension Plans from time to time in effect, (7) Liens arising in the ordinary course of business in respect of claims or demands of landlords, carriers, warehousemen, vendors, mechanics, laborers, materialmen, workers, repairmen and other similar Persons, whether arising by operation of law, contractually or otherwise, provided that the amounts respectively secured thereby are not past due or if past due, the enforcement of any such Liens are, at all times, stayed, and such Liens are being contested in good faith by appropriate proceedings diligently conducted and reserves as required under GAAP shall have been established therefor, (8) Liens arising by operation of law for master's and crew's wages and other maritime liens arising by operation of law which are incurred in the ordinary course of business, (9) rights of lessees or sublessees under leases or subleases of property, whether real, personal or mixed, to other Persons, if such leases or subleases are not prohibited by Section 8.02, and (10) Liens existing on the date hereof and described in Schedule 8.01 hereto and any Refinancings of such Liens described in this clause (10); provided that the principal amount secured thereby is not increased above the principal amount outstanding at the time of such Refinancing;

             (b) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property and Refinancings thereof; provided that, (i) such Lien attaches solely to the property so acquired in such transaction, and (ii) the aggregate principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $20,000,000;

             (c) Liens existing on property or interests of Nowsco; provided that such Liens shall relate solely to the property or interests subject thereto as of the Closing Date and shall secure only the payment of the Indebtedness so secured as of such date and Refinancings thereof;

             (d) Liens arising in respect of any sale and lease-back transactions permitted within the dollar limits set forth in subsection 8.02(i) of this Agreement;

             (e) statutory and common law rights of setoff, and rights of setoff under general depository agreements and under reimbursement agreements executed in connection with letters of credit issued for the account of the Company or a Subsidiary of the Company, with respect to financial institution depository accounts maintained by the Company and its Subsidiaries in the ordinary course of business, which accounts (i) remain (subject to such rights of setoff) at all times under the dominion and control of the Company and its Subsidiaries, and (ii) are not at any time subject to any balance requirements or other Liens of any kind;

             (f) any attachment or other judgment Lien, provided that the judgment secured by such attachment or other Lien shall, within forty-five (45) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within forty-five (45) days after expiration of such stay, and provided further that the aggregate amount so secured will not at any time exceed $20,000,000;

             (g) contractual rights of set-off in general depository accounts granted to financial institutions pursuant to guarantees of Indebtedness (or other obligations) of the Company or any Subsidiary of the Company otherwise permitted by this Agreement, provided that (i) the aggregate dollar amount on deposit in depository accounts subject to such rights of set-off does not at any time exceed $10,000,000 in the aggregate, and (ii) the Company (or the applicable Subsidiary) maintains (subject to such right of set-off) dominion and control over such account(s);

             (h) Liens in favor of the Bank of Montreal Trust Company, as Trustee and any successor trustee in respect of the 7% Notes;

             (i) Liens on cash collateral in respect of letters of credit and agreements pursuant to which the same are issued; and

             (j) Liens on assets or other property of the Company or any Subsidiary, other than stock of Subsidiaries, not permitted by the foregoing clauses (a)-(i); provided, that the aggregate consolidated book value of all such assets encumbered at any one time shall not exceed $35,000,000.

      8.02 Disposition of Assets. Each of the Company and the other Borrowers agrees that it shall not, and shall not permit any Subsidiary to, permit any Disposition (whether in one or a series of transactions) of any property or assets (including accounts and notes receivable, with or without recourse) or enter into any agreement so to do, except:

             (a) Dispositions of inventory in the ordinary course of business;

             (b) sales of capital stock of any Subsidiary by the parent company thereof to members of the board of directors (or other analogous governing body under the laws of the jurisdiction under which such Subsidiary is incorporated) or officers of such Subsidiary in the minimum amount required to qualify such person by the laws of the jurisdiction under which such Subsidiary is incorporated;

             (c) Dispositions of assets (including capital stock of Subsidiaries), properties or businesses by the Company or any of its Subsidiaries or Affiliates to any other Subsidiary or to the Company, including the transfer after the consummation of the Offer of the assets of Nowsco and its Subsidiaries;

             (d) Dispositions of property in connection with any consolidation, merger or dissolution or liquidation permitted by Section 8.03 hereof;

             (e)   [Intentionally omitted];

             (f) Dispositions of equipment which is obsolete, worn out or no longer used or useful in such Person's business, all in the ordinary course of business;

             (g) Dispositions, during the one-year period following the date hereof, of any property or assets (other than stock of a Subsidiary) having an aggregate book value not in excess of $10,000,000 when in the judgment of the Company the disposition of such property is determined to be useful to achieve consolidation (or avoid duplication), achieve reduction of expenses or costs and/or maximize the potential for profits in respect of its and its Subsidiaries' business and operations taken together after the completion of the acquisition of Nowsco;

             (h) Disposition of any property, assets (including capital stock of Subsidiaries and Affiliates other than Subsidiaries which are Borrowers or Guarantors) or businesses of the Company or any Subsidiary to the extent the Net Proceeds thereof are used by the Company to prepay the Loans and permanently reduce the Commitments pursuant to Section 2.06; and

             (i) Dispositions of any property, assets (including capital stock of Subsidiaries and Affiliates) or businesses of the Company or any Subsidiary not otherwise permitted by clauses (a) through (h) of this Section 8.02; provided, that the aggregate book value of all such property, assets or businesses sold, leased or otherwise disposed of during the term of this Agreement shall not at any time exceed 15% of the total book value of the assets of the Company (determined on a consolidated basis in accordance with GAAP, as of the end of the immediately preceding fiscal quarter); and provided, further, that for any such property, asset or business other than capital stock that is sold, leased or otherwise disposed of, for purposes of determining compliance with this subsection (i), the value of any such property, asset or business shall be equal to the book value of such property, asset or business as of the date of such Disposition; and provided, further, that for purposes of determining compliance with this subsection (i), the value of any capital stock sold or disposed of shall be determined by multiplying the number of shares of such capital stock sold by the net book value per share of such capital stock; and provided, further that this subsection 8.02(i) does not authorize Dispositions of accounts receivable, with or without recourse.

      8.03 Consolidations and Mergers. Each of the Company and the other Borrowers agree that it shall not, and shall not permit any Subsidiary to, merge, amalgamate, enter into a plan or arrangement, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

             (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

             (b) any Subsidiary may sell or transfer all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise), to the Company or a Wholly-Owned Subsidiary; and

             (c) any Subsidiary or the Company may merge or consolidate with another Person; provided that such transaction is not prohibited by Section
8.04 and (x) the Company or the Subsidiary involved in the merger or the consolidation is the surviving corporation, and (y) immediately prior to and after giving effect to such merger or consolidation, there exists no Default or Event of Default.

      8.04 Loans and Investments. Each of the Company and the other Borrowers agrees that it shall not own, purchase or acquire, or permit any Subsidiary to own, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment (collectively, an "Investment") in, any Person including any Affiliate of the Company, except for:

             (a)   Investments in Cash Equivalents;

             (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business and extensions of credit arising from Dispositions permitted by Section 8.02;

             (c) Investments by the Company in any Consolidated Subsidiary, whether now or hereafter existing, Investments by any of the Company's Consolidated Subsidiaries in the Company or in another Consolidated Subsidiary, whether now or hereafter existing, or Investments by any of the Company's unconsolidated Subsidiaries in the Company or another Subsidiary, whether now or hereafter existing; provided, however, that in the event any loans or extensions of credit are made by the Company or by a Subsidiary to a Borrower or to a Guarantor, the obligee of such loans or extensions of credit shall have executed an Intercompany Subordination Agreement substantially in the form of Exhibit "K" hereto; provided, however, it is agreed that accounts payable and accounts receivable among the Company and its Subsidiaries arising or created in the ordinary course of business in connection with the centralized cash management system or centralized purchasing policies of the Company shall not be deemed loans or extensions of credit for purposes of this subsection 8.04(c);

             (d) Investments in Margin Stock, and other Investments, in each case which constitute Acquisitions provided that the acquired Person, division or business is not engaged in any material line of business substantially different from the Permitted Business;

             (e) Investments (other than Acquisitions) in Margin Stock of any corporation provided that the aggregate book value of the Margin Stock issued by such corporation and owned by the Company or its Subsidiaries does not exceed five percent (5%) of the total book value of the assets owned by the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP);

             (f) Investments made prior to the Execution Date in Subsidiaries and Joint Ventures described on Schedule 6.18 hereto; or

             (g) (i) Investments in Joint Ventures and other Investments not permitted by subsection 8.04(a) through subsection 8.04(f) hereinabove, made in fiscal year 1996 after the Execution Date, which when aggregated with all such Investments made in fiscal year 1996 prior to the Execution Date (including any such Investments described on Schedule 6.18 hereto), do not exceed 5% of Consolidated Net Worth as of the Closing Date (giving effect to the transactions described in the Offer and in Section 6.20), and (ii) Investments in Joint Ventures and other Investments not permitted by subsection 8.04(a) through subsection 8.04(f) hereinabove, in each case made during any fiscal year after fiscal year 1996, in an amount not to exceed in the aggregate at any time during such fiscal year 5% of Consolidated Net Worth as of the end of the fiscal quarter immediately preceding the fiscal quarter in which the Investment is made.

      8.05 Foreign Subsidiary Indebtedness. Each of the Company and the other Borrowers agrees that it shall not permit any Foreign Subsidiary to create, incur or suffer to exist any Indebtedness, except Indebtedness in an aggregate amount for all such Foreign Subsidiaries at no time to exceed 10% of Consolidated Net Worth at such time and except for the Indebtedness of BJ-Canada under this Agreement. For purposes of determining the amount of "Indebtedness" under this Section 8.05, any guaranties issued by a Foreign Subsidiary with respect to Indebtedness of a Borrower or Guarantor shall constitute "Indebtedness" of such Foreign Subsidiary.

      8.06 Transactions with Affiliates. Each of the Company and the other Borrowers agrees that it shall not, and shall not permit any Subsidiary to, be a party to or enter into any transaction (including the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate of the Company, except in the ordinary course of business and upon fair and reasonable terms no less favorable to such Borrower or Subsidiary than such Borrower or Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

      8.07 Use of Proceeds; Margin Stock. The Borrowers shall not, and shall not permit any Subsidiary to, use any portion of the Loan or Bankers' Acceptance proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock other than the purchase of the shares of Nowsco pursuant to the Offer or the transactions contemplated by Section 6.20, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

      8.08 Contingent Obligations. Each of the Company and the other Borrowers agrees that it shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

             (a) endorsements for collection or deposit in the ordinary course of business;

             (b)   this Agreement and the Guaranties;

             (c) Contingent Obligations in respect of performance obligations; and

             (d) other Contingent Obligations in addition to the foregoing, not at any time to exceed an aggregate outstanding amount equal to 10% of Consolidated Net Worth.

For purposes of this Section 8.08, "Contingent Obligations" shall not include guarantees issued by the Company guaranteeing Indebtedness of a Consolidated Subsidiary of the Company, or guarantees issued by a Consolidated Subsidiary of the Company guaranteeing Indebtedness of the Company or another Consolidated Subsidiary.

      8.09 Change in Business. Each of the Company and the other Borrowers agrees that it shall not, and shall not permit any Subsidiary to, engage in any material line of business substantially different from the "Permitted Business", which term means those lines of business in which the Company and its Subsidiaries are engaged on the Execution Date and the technologies related to such lines of business, those lines of business which now or hereafter are complementary to the existing lines of business of the Company and its Subsidiaries and those lines of business which now or hereafter are complementary to the technologies related to such complementary lines of business.

      8.10   Certain Other Debt.

             (a) Each of the Company and the other Borrowers agrees that it shall not, and shall not permit any Subsidiary to: amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the BJ Note Agreements or the BJ Notes, other than (A) any such amendment or modification which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date of payment of interest thereon, (B) amendments and modifications permitted by subsection 8.10(b), and (C) such other amendments and modifications reasonably acceptable to the Majority Banks.

             (b) The Company may make amendments and modifications to the BJ Note Agreements and the BJ Notes as necessary or appropriate so that no defaults or "Events of Default" as therein defined occur as a result of the execution, delivery or performance hereof or as a result of the making of any Loans hereunder or as a result of any amendment, modification, restatement, waiver, other change hereof or hereunder or of or under any other of the Loan Documents, provided that (i) the terms of the BJ Notes and the BJ Note Agreements as amended shall not be more restrictive than the terms of this Amended and Restated Credit Agreement and (ii) not less than ten (10) Business Days prior to entering into any such amendment, the Company shall provide written notice to the Agents, together with a copy of the proposed amendment.

      8.11 Change in Structure. Each of the Company and the other Borrowers agrees that it shall not, and, except as permitted by Section 8.02 or 8.03, shall not permit any Subsidiary to, make any changes in its capital structure (including, without limitation, in the terms of its outstanding stock) or amend its articles or certificate of incorporation or by-laws if, as a result, a Material Adverse Effect or a Material Adverse Credit Agreement Effect would occur.

      8.12 Capitalization Ratio. From and after the Closing Date the Company shall not permit the Capitalization Ratio as of the last day of any fiscal quarter ending during the periods specified below to be greater than the amounts specified below:

                            Period:                     Capitalization Ratio
                            ------                      --------------------
                 Closing Date through                           50.0%
                 June 30, 1997

                 July 1, 1997 through                           45.0%
                 June 30, 1998

                 July 1, 1998 and                               40.0%
                 thereafter

      8.13 Minimum Net Worth. From and after the Closing Date, the Company will not permit Consolidated Net Worth as of the last day of each fiscal quarter to be less than the sum of (i) $700,000,000 plus (ii) 50% of Consolidated Net Income on a cumulative basis for all quarters subsequent to March 31, 1996 (provided that no negative adjustment will be made in the event that Consolidated Net Income for any quarter is a deficit figure), plus (iii) 50% of the aggregate amount of the net assets (cash or otherwise) received by the Company from the issuance of capital stock after August 7, 1996.

      8.14 Interest Coverage Ratio. The Company shall not permit as of the end of any fiscal quarter the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than the ratio set forth below:

                     Fiscal Quarters Ending:                      Ratio
                     ----------------------                       -----
                 June 30, 1996 through                        3.00 to 1.00
                 September 30, 1997

                 December 31, 1997 through                    3.75 to 1.00
                 September 30, 1998

                 December 31, 1998 and                        4.25 to 1.00
                 thereafter

      8.15 Restricted Payments. Each of the Company and the other Borrowers agrees that it shall not, and shall not permit any Subsidiary to, declare or make any Restricted Payment, except that the Company and any Subsidiary may make the following Restricted Payments provided that, in the case of clauses
(a), (c) and (d) below, immediately prior to and after giving effect to the declaration of any dividend, and immediately prior to and after giving effect to the payment of any Restricted Payment, there exists no Default or Event of
Default:

             (a) the Company and any Subsidiary may declare and make dividend payments or other distributions payable solely in its capital stock;

             (b) any Subsidiary may declare and make Restricted Payments to the Company or to any Consolidated Subsidiary;

             (c) the Company and any Subsidiary may declare and pay cash dividends on its capital stock, provided, that the Capitalization Ratio is equal to or less than 35% immediately prior to and after giving effect to the declaration of dividends; and

             (d) the Company and any Subsidiary may purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares provided that the Capitalization Ratio is equal to or less than 35% immediately prior to and after giving effect thereto.

      8.16 Subsidiary Dividends. The Company will not, and it will not permit any of its Subsidiaries to, be a party to or enter into any agreement, instrument or other document which prohibits or restricts in any way, or to otherwise, directly or indirectly, create or cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions in respect of its capital stock or any other equity interest or participation in any Subsidiary, or pay or repay any Indebtedness owed to the Company or any Subsidiary, (ii) make loans or advances to the Company or
(iii) transfer any of its properties or assets to the Company or any Subsidiary (subject to the rights of any holder of a Lien on any such properties or assets which Lien is a Permitted Lien). Notwithstanding the foregoing, this Section
8.16 shall not prohibit a Foreign Subsidiary from entering into or being a party to agreements of the type customarily entered into by Persons engaged in the same or similar business under similar circumstances in such countries.


                                   ARTICLE IX

                               EVENTS OF DEFAULT

      9.01 Event of Default. Any of the following shall constitute an "Event of Default":

             (a)   Non-Payment.  The Company or any other Borrower fails to pay
(i) when and as the same becomes due, any amount of principal of any Loan or Bankers' Acceptance, or (ii) within five (5) Business Days after the same becomes due, any Letter of Credit Borrowing or any interest, fee or other amount payable hereunder or under any other Loan Document; or

             (b) Representation or Warranty. Any representation or warranty by the Company, any other Borrower, or any Subsidiary made, or deemed pursuant to Section 5.05 to be made, herein or made in any other Loan Document, certificate, document or financial or other statement by the Company, any other Borrower, any Subsidiary, or any Responsible Officer and furnished at any time under this Agreement or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made pursuant to Section 5.05; or

             (c) Specific Defaults. The Company or any other Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 7.03(a) or 7.11 or in Article VIII (other than Sections 8.01, 8.04, 8.05, 8.06, 8.08 and 8.09); or

             (d) Certain Other Defaults. The Company or any other Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 7.01, 7.02, 7.03 (other than subsection 7.03(a)), 8.01, 8.04, 8.05,
8.06, 8.08 or 8.09, and such default shall continue unremedied for a period of 20 days after the earlier of (x) the date upon which a Responsible Officer of the Company reasonably should have known of such default, or (y) the date upon which written notice thereof is given to the Company by either Agent or any Bank; or

             (e) Other Defaults. The Company, any other Borrower, or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by an Agent or any Bank; or

             (f) Cross-Default. (i) The Company, any other Borrower, or any Subsidiary fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $35,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) the Company, any other Borrower, or any Subsidiary fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (iii) any Indebtedness or Contingent Obligations of the Company, any other Borrower or any Subsidiary in excess of $35,000,000 shall be declared due and payable prior to its stated maturity or cash collateral is demanded in respect of such Contingent Obligations; or

             (g) Insolvency; Voluntary Proceedings. The Company, any other Borrower or any Material Subsidiary (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

             (h) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, any other Borrower or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of any Borrower's properties, or all or substantially all of any Material Subsidiary's properties, and any such involuntary Insolvency Proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, any other Borrower or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, any other Borrower or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

             (i) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted in liability of the Company or a Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000 and such liability is not paid when due; or (ii) the aggregate amount of Unfunded





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Pension Liability among all Pension Plans is in an amount which would reasonably be expected to cause a Material Adverse Effect; or

             (j) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $35,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

             (k)   Change of Control.  There occurs any Change of Control; or

             (l) Guarantor Defaults. A Subsidiary Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty executed by it; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or the Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (g) or (h) of this Section occurs with respect to a Subsidiary Guarantor.

      9.02 Remedies. If any Event of Default has occurred and is continuing, either Agent shall, at the request of, or may, with the consent of, the Majority Banks:

             (a) declare the commitment of each Bank to make Loans and accept Bankers' Acceptances and any obligation of the Issuing Bank to Issue Letters of Credit and any obligation of the Swing Loan Bank to make Swing Loans to be terminated, whereupon such Commitments shall be terminated;

             (b) declare the unpaid principal amount of all outstanding Loans and Bankers' Acceptances, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company and each other Borrower;

             (c)   require cash collateral as set forth in Section 3.08; and

             (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;





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provided, however, that upon the occurrence of any event specified in subsection (g)(ii) or (h) of Section 9.01 (in the case of clause (i) of subsection (h) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and accept Bankers' Acceptances and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and (x) the unpaid principal amount of all outstanding Loans and Bankers' Acceptances and all interest and other amounts as aforesaid shall automatically become due and payable and (y) cash collateral as set forth in
Section 3.08 shall automatically be due and payable, in each case without further act of either Agent, the Issuing Bank or any Bank and without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company and each other Borrower.

      9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                   THE AGENTS

      10.01  Appointment and Authorization.

             (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the U.S. Agent and the Canadian Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the U.S. Agent and the Canadian Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall either Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent.

             (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to either Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as





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fully as if the term "Agent", as used in this Article X, included the Issuing
Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

      10.02 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      10.03 Liability of Agents. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by an Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness (other than such Agent-Related Person's own due execution and delivery), genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Subsidiaries or Affiliates of the Company.

      10.04  Reliance by Agents.

             (a) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such





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request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

             (b) For purposes of determining compliance with the conditions precedent to the initial Credit Extension or a subsequent Credit Extension specified in Article V, each Bank that has made available to the relevant Agent its Pro Rata Share of the initial Credit Extension or subsequent Credit Extension, as the case may be, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the relevant Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank as a condition precedent to such initial Credit Extension or subsequent Credit Extension, as applicable.

      10.05 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to such Agent for the account of the Banks, unless such Agent shall have received written notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Each Agent will notify the Banks of its receipt of any such notice. Subject to subsection 10.04(a), the Agents shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agents have received any such request, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

      10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agents, the Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning





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the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

      10.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand (to the extent not reimbursed by or on behalf of the Company or other Borrowers and without limiting the obligation of the Company and the other Borrowers to do so as set forth in Section 11.06 of this Agreement), pro rata, each Agent-Related Person, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent the same arise from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse each Agent upon demand for its ratable share of any costs and out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Company or other Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of such Agent.

      10.08 Agent in Individual Capacity. Bank of America NT & SA, Bank of America Canada and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America NT & SA and Bank of America Canada were not the Agents hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America NT & SA, Bank of America Canada or their respective Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary or Affiliate) and acknowledge that the Agent-Related Persons shall be under no obligation to provide such information to them. With respect to its Loans, Bankers' Acceptances and Letters of Credit, Bank of America NT & SA and Bank of America Canada shall each have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Agent.

      10.09 Successor Agent. Either Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days notice to the Banks. If an Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring





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Agent and the term "Agent" shall mean such successor agent and the retiring
Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.05 and 11.06 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, for so long as Bank of America NT & SA (referred to as "Bank of America" in this sentence) is the Issuing Bank, then Bank of America may not be removed as the Agent at the request of the Majority Banks unless Bank of America shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

      10.10  Withholding Tax.

             (a) If any U.S. Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such U.S. Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such U.S. Bank agrees with and in favor of each Agent, to deliver to such
Agent: (i) if such U.S. Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement; (ii) if such U.S. Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such U.S. Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such U.S. Bank and in each succeeding taxable year of such U.S. Bank during which interest may be paid under this Agreement, and IRS Form W-9; and
(iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax. Such U.S. Bank agrees to promptly notify such Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

             (b) If any U.S. Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such U.S. Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers owing to such U.S. Bank, such U.S. Bank agrees to notify the Agents and the Borrowers of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such U.S. Bank. To the extent of such percentage amount, the Agents will treat such U.S. Bank's IRS Form 1001 as no longer valid.





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             (c)   If any U.S. Bank claiming exemption from United States
withholding tax by filing IRS Form 4224 with either Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers owing to such U.S. Bank, such U.S. Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

             (d) If any U.S. Bank is entitled to a reduction in the applicable withholding tax, each Agent may withhold from any interest payment to such U.S. Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agents, then the Agents may withhold from any interest payment to such U.S. Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

             (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that an Agent did not properly withhold tax from amounts paid to or for the account of any U.S. Bank (because the appropriate form was not delivered, was not properly executed, or because such U.S. Bank failed to notify such Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such U.S. Bank shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to such Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the U.S. Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of each Agent.

             (f) Each Canadian Bank represents and warrants to the Agents and the Borrowers that it is, and it (and any Person to whom it assigns all or part of its interest or to whom it grants a participation) shall be at all times that any Canadian Borrowing is outstanding, not a non-resident person within the meaning of the Income Tax Act (Canada).

      10.11 Co-Agents; Arranger. None of the Banks identified on the facing page or signature pages of this Agreement as a "senior co-agent" or "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as Banks. The Arranger shall not have any obligations, liabilities, responsibilities or duties under this Agreement or the other Loan Documents. Without limiting the foregoing, none of the Banks so identified as a "senior co-agent" or "co-agent", nor the Arranger, shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified or on the Arranger in deciding to enter into this Agreement or in taking or not taking action hereunder.





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                                   ARTICLE XI

                                 MISCELLANEOUS

      11.01  [Intentionally Omitted].

      11.02 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary of the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by an Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agents, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agents, do any of the following:

             (a) increase or extend the Commitment of any Bank or reinstate any Commitment terminated pursuant to Section 9.02;

             (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

             (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

             (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and Bankers' Acceptances which is required for the Banks or any of them to take any action hereunder;

             (e)   release or termination of a Guaranty; or

             (f) amend this Section, or Section 2.15, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agents in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of either Agent under this





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Agreement or any other Loan Document, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, only in a writing executed by the parties thereto.

      11.03  Notices.

             (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company or any other Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.03, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.03; or, if directed to the Company or an Agent, to such other address as shall be designated by such party in a written notice to the other party, and if directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agents.

             (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next Business Day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X shall not be effective until actually received by the Agents, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof or such other address as shall be designated by the Issuing Bank pursuant to subsection 11.03(a).

             (c) Any agreement of the Agents and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agents and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company or any other Borrower to give such notice and the Agents and the Banks shall not have any liability to the Company or any other Borrower or other Person on account of any action taken or not taken by either Agent or the Banks in reliance upon such telephonic or facsimile notice, except to the extent that such action or inaction constitutes willful misconduct or gross negligence.
The obligation of the Borrowers to repay the Loans and Letter of Credit Obligations shall not be affected in any way or to any extent by any failure by either Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agents and the Banks of a confirmation which is at variance with the terms understood by the Agents and the Banks to be contained in the telephonic or facsimile notice.

      11.04 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right,





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remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      11.05 Costs and Expenses. Each of the Company and the other Borrowers, jointly and severally, shall:

             (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agents and the Issuing Bank within ten (10) Business Days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses incurred by such Agent and the Issuing Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by such Agent and the Issuing Bank with respect thereto; and

             (b) pay or reimburse each Agent, the Arranger and each Bank within ten (10) Business Days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses (including Attorney Costs) incurred by each of them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

      11.06 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Borrowers, jointly and severally, shall indemnify and hold each of the Agent-Related Persons and each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of either Agent or replacement of any Bank) be imposed on or incurred by any such Person and relating to or arising out of this Agreement, the Offer or any of the other Loan Documents or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans, the Bankers' Acceptances or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent the same arise from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

      11.07 Payments Set Aside. To the extent that one or more of the Borrowers makes a payment to either Agent or the Banks, or an Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by an Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agents upon demand its pro rata share of any amount so recovered from or repaid by such Agent.

      11.08 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Agent and each Bank.

      11.09  Assignments, Participations, etc.

             (a) Any Bank (including the Issuing Bank) may, with the written consent of the Company (provided that such consent shall not be required during the existence of an Event of Default) and with the written consent of the Agents and the Issuing Bank, which consents of the Company, the Agents and the Issuing Bank, as applicable, shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (as defined in subsection 11.09(b) below) (provided that no written consent of the Company, the Agents or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Bankers' Acceptances, the Commitments, the Letter of Credit Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000, provided, however, that in the event a Bank assigns less than all of its interests hereunder, it shall retain a Commitment of not less than $10,000,000 after the consummation of the assignment; provided, further, that the Company and the Agents may continue to deal solely and directly with an assigning Bank in connection with the interest so assigned to an Assignee until
(i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agents by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agents an Assignment and Acceptance in the form of Exhibit "E" ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and
(iii) the assignor Bank or Assignee has paid to the U.S. Agent a processing fee in the amount of $2,500.

             (b) As used herein, an "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000;
(ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000 which makes or participates in commercial loans in the ordinary course of business, provided that such bank is acting through a branch or agency located in the United States or Canada; and
(iii) a Person with a combined capital and surplus of at least $200,000,000 that is primarily engaged in the business of commercial banking and which makes or participates in commercial loans in the ordinary course of business and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary; provided that an assignee which would otherwise be an Eligible Assignee hereunder is not an Eligible Assignee of any Canadian Borrowing or of any part of the Canadian Term Commitments or the U.S. Term Commitments if established pursuant to subsection 2.01(a)(iii) if such assignee is not able to represent and warrant as provided in Section 10.10 (f) hereof and provided further that an assignee which would otherwise be an Eligible Assignee hereunder is not an Eligible Assignee of any U.S. Borrowing or of any part of the Revolving Commitment unless either such assignee is a U.S. resident for U.S. tax purposes or such assignee complies with Section 10.10 hereof.

             (c) From and after the date that either Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents, and (iii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

             (d) Within five (5) Business Days after its receipt of notice by either Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 11.09(a)), the Borrowers shall execute and deliver to such Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank).

             (e) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, the originating Bank shall remain a Bank for all purposes hereof and of the other Loan Documents to which such originating Bank is a party, and the Participant shall not become a Bank for purposes hereof or for purposes of any other of the Loan Documents, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agents shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section
11.02. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant's rights against the granting Bank in respect of such participation being those set forth in the agreement creating or evidencing such participation with such Bank), and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement; provided, however, notwithstanding the foregoing, no Participant shall be entitled to receive any greater payment pursuant to Section 4.01 than the originating Bank would have been entitled to receive with respect thereto if it had not sold such participation.

             (f) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any of its Subsidiaries, or by either Agent on such Company's or Subsidiary's behalf, under or in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which either Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors, attorneys and other professional advisors in the exercise of their professional duties; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder; and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

             (g) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest by any such Bank in any manner permitted under applicable law.

      11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by each of the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of any one or more of the Borrowers against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not either Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and each Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      11.11 Company as Subsidiary Borrower Representative. Each Subsidiary Borrower hereby irrevocably designates and appoints the Company as the agent of such Subsidiary Borrower under this Agreement and the other Loan Documents for the purpose of giving notices and taking other actions delegated to the Company pursuant to the terms of this Agreement and the other Loan Documents. In furtherance of the foregoing, each Subsidiary Borrower hereby irrevocably grants to the Company such Subsidiary Borrower's power-of-attorney, and hereby authorizes the Company, to act in place of such Subsidiary Borrower with respect to matters delegated to the Company pursuant to the terms of this Agreement and the other Loan Documents and to take such other actions as are reasonably incidental thereto. The Company hereby agrees to provide prompt notice to the relevant Subsidiary Borrower of any action taken by the Company under this Agreement and the other Loan Documents in place of such Subsidiary Borrower, provided that the failure to so provide such notice shall not affect the obligations of such Subsidiary Borrower hereunder. Each Agent is hereby authorized to direct to the Company all invoices and similar statements showing amounts due by the Borrowers hereunder and under the Notes and other Loan Documents.

      11.12 Interest. It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Notes or such other Loan Documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum nonusurious or non-criminal amount permitted by such laws applicable to the payee. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Notes or in any of the Loan Documents securing the payment hereof or otherwise relating hereto, or in any communication by any Agent or any Bank or any other person to any Borrower or any other person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum nonusurious and non-criminal amount of interest permitted by applicable laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be deemed an accidental and bona fide error and canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been paid or received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes, or, if no principal balance is then outstanding, refunded to the applicable Borrower, and (iv) the effective rate of interest shall be automatically reduced to the maximum nonusurious and non-criminal rate allowed under applicable laws as construed by courts having jurisdiction thereof or hereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection with the Notes or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum nonusurious and non-criminal rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans and the Bankers' Acceptances, and the case may be, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Notes, the Loans, the Bankers' Acceptances or any other Loan Document.

      11.13 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law, each Borrower agrees that in the event a payment shall be made by any Guarantor under a Guaranty in respect of a Loan or Bankers' Acceptance to, or other Obligation of, such Borrower, such Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment subject to the provisions of the Guaranty executed by such Guarantor. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under this Section 11.13 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Obligations. No failure on the part of a Borrower to make the payments required by this Section (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to any Guaranty, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under each such Guaranty in accordance therewith.

      11.14 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify each Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as either Agent shall reasonably request.

      11.15 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      11.16 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      11.17 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      11.18  Governing Law and Jurisdiction.

             (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENTS AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

             (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE

SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENTS AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SCHEDULE 11.03, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION. EACH OF THE BORROWERS, THE AGENTS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

             (c) EACH OF THE BORROWERS, THE AGENTS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

      11.19 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE GUARANTORS, THE BANKS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT

CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE BORROWERS, THE GUARANTORS, THE BANKS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      11.20 Entire Agreement. This Agreement supersedes in its entirety (i) the commitment letter dated April 12, 1996 among the Company, the Arranger and Bank of America NT & SA, which letter is hereby terminated and (ii) the Existing Credit Agreement. The Fee Letter remains in full force and effect in accordance with the terms thereof. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Banks and the Agents, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        BJ SERVICES COMPANY


                                        By:
                                           -----------------------------------
                                               Taylor M. Whichard III
                                               Treasurer



                                        BJ SERVICES COMPANY, U.S.A.


                                        By:
                                           -----------------------------------
                                               Taylor M. Whichard III
                                               Treasurer

                                        BJ SERVICES COMPANY MIDDLE EAST


                                        By:
                                           -----------------------------------
                                               Taylor M. Whichard III
                                               Treasurer


                                        NOWSCO WELL SERVICE LTD.


                                        By:
                                           -----------------------------------
                                               Taylor M. Whichard III
                                               Treasurer


                                        BJ SERVICE INTERNATIONAL, INC.


                                        By:
                                           -----------------------------------
                                               Taylor M. Whichard III
                                               Treasurer

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as U.S. Agent


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Issuing Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Swing Loan Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        BANK OF AMERICA CANADA, as Canadian
                                        Agent


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        BANK OF AMERICA CANADA, as a Canadian
                                        Bank

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        THE CHASE MANHATTAN BANK, as  Senior
                                        Co-Agent


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        THE CHASE MANHATTAN BANK, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        THE CHASE MANHATTAN BANK OF CANADA, as
                                        a Canadian Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        ROYAL BANK OF CANADA, as Co-Agent


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        ROYAL BANK OF CANADA, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        ROYAL BANK OF CANADA, as a Canadian Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        TORONTO DOMINION (TEXAS), INC., as
                                        Co-Agent


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        TORONTO DOMINION (TEXAS), INC., as a
                                        U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        THE TORONTO-DOMINION BANK, as a
                                        Canadian Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        BANK OF MONTREAL, as Co-Agent


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        BANK OF MONTREAL, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        BANK OF MONTREAL, as a Canadian Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        CREDIT LYONNAIS NEW YORK BRANCH, as
                                        Co-Agent


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        CREDIT LYONNAIS NEW YORK BRANCH, as a
                                        U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        CREDIT LYONNAIS CANADA, CALGARY BRANCH,
                                        as a Canadian Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        WELLS FARGO BANK (TEXAS), NATIONAL
                                        ASSOCIATION, as Co-Agent


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        WELLS FARGO BANK (TEXAS), NATIONAL
                                        ASSOCIATION, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        THE INDUSTRIAL BANK OF JAPAN TRUST
                                        COMPANY, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        THE INDUSTRIAL BANK OF JAPAN (CANADA),
                                        as a Canadian Bank

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        THE FUJI BANK, LIMITED, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        FUJI BANK CANADA, as a Canadian Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        HOUSTON AGENCY, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        BANK OF TOKYO-MITSUBISHI (CANADA), as
                                        a Canadian Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        THE YASUDA TRUST AND BANKING COMPANY
                                        LIMITED, NEW YORK BRANCH, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        DRESDNER BANK AG, NEW YORK BRANCH AND
                                        GRAND CAYMAN BRANCH, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        CORESTATES BANK, N.A., as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        CHRISTIANIA BANK OG KREDITKASSE, as a
                                        U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        THE BANK OF NEW YORK, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        ABN-AMRO BANK, N.V. - HOUSTON AGENCY,
                                        as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        ABN AMRO BANK CANADA, as a Canadian Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        STANDARD CHARTERED BANK, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        FIRST NATIONAL BANK OF COMMERCE, as a
                                        U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        DEN NORSKE BANK AS, as a U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        THE DAI-ICHI KANGYO BANK, LTD., as a
                                        U.S. Bank


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title: